                                                                  Exhibit (B)(1)



--------------------------------------------------------------------------------




COMPLETE APPRAISAL
OF REAL PROPERTY

PARK PLACE TOWER APARTMENT COMPLEX
655 West Irving Park Road
Chicago, Cook County, Illinois

--------------------------------------------------------------------------------
IN A SELF-CONTAINED REPORT

As of August 2, 1999

PREPARED FOR:

KRUPP REALTY LIMITED PARTNERSHIP - V
One Beacon Street, Suite 1550
Boston, Massachusetts  02108

PREPARED BY:

CUSHMAN & WAKEFIELD OF ILLINOIS, INC.
Valuation Advisory Services
455 North Cityfront Plaza Drive, Suite 2800
Chicago, Illinois 60611-5555

August 16, 1999

Mr. James Hynes
Vice-President
KRUPP REALTY LIMITED PARTNERSHIP - V
One Beacon Street, Suite 1550
Boston, Massachusetts  02108

RE:     COMPLETE APPRAISAL OF REAL PROPERTY
        Park Place Tower Apartment Complex
        655 West Irving Park Road
        Chicago, Cook County, Illinois

Dear Mr. Hynes:

        In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Illinois, Inc. is pleased to transmit our self-contained appraisal report estimating the as is market value of the leased fee estate, disregarding existing financing secured by the above referenced property and any associated prepayment penalty required to satisfy the prepayment of existing mortgages in place.

        The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

        This report was prepared for the Client, KRUPP REALTY LIMITED PARTNERSHIP - V and its partners, and it is intended only for the specified use of the Client. Unless otherwise stated, the report may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

        This appraisal report has been prepared in accordance with the Uniform Standards of Professional Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and the Code of Ethics and Standards of Professional Practice (USPAP), as well as Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA).

        The property was inspected by and the report was prepared by Craig A. Schumacher, under the supervision of Michael J. Schaeffer and Stephen B. Kay, MAI.

Mr. Hynes
August 16, 1999
Page 2

        Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the AS IS market value of the leased fee estate in the referenced property, disregarding existing financing and subject to the assumptions, limiting conditions, certifications, and definitions, as of August 2, 1999, is:

             FORTY-EIGHT MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

                                   $48,250,000

        This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an ADDENDA.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF ILLINOIS, INC.



Craig A. Schumacher
Senior Appraiser



Stephen B. Kay, MAI
Senior Appraiser
Illinois Certified Appraiser License No. 153-001054



Michael J. Schaeffer
Director, Manager
Illinois Certified Appraiser License No. 153-000885

CAS:sjb
File No. 99-347

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------


Property Name:                  The Park Place Tower High-Rise Apartment Complex

Location:                       655 West Irving Park Road
                                Chicago, Cook County, Illinois

General Overview:               The subject property is a 56-story, high-rise
                                apartment building constructed in 1973.
                                Located approximately five miles north of downtown Chicago, this property offers quality views of Chicago's lakefront and skyline. The building contains a total of 901 apartment units, with 190 studio/convertible unit styles; 552 one-bedroom/one-bath unit styles and 159 two-bedroom/two-bath unit styles. In addition to the residential units, the property includes 11,175 square feet of rentable commercial space currently leased to approximately 16 tenants. Included in the commercial space are a grocery store, a video rental store and a dry cleaners. Common area amenities include: garage parking; an outdoor swimming pool; two tennis courts; a volleyball court; a fitness center; a common laundry facility; a community room; a bike storage room; and individual storage lockers.

Assessor's Parcel Numbers:      14-21-101-031 and 14-21-101-032

Interest Appraised:             Leased Fee Estate

Date of Value:                  August 2, 1999

Date of Inspection:             August 2, 1999

Ownership:                      According to public record, the subject property
                                is currently owned by the Krupp Realty Limited
                                Partnership Fund - V.

Land Area:                      2.84247 acres, or 123,818 square feet

Current Assessment:             $9,277,640

Current Property Taxes (1998):  $1,763,005

Zoning:                         R-7, General Residence District

Highest and Best Use

   If Vacant:                   Multi-family residential development

   As Improved:                 Multi-family high-rise with supporting retail,
                                as currently improved.

Improvements

   Type: A 56-story residential high-rise apartment building with 11,175 net leasable square feet of retail space and a two- and three-story, 593-space parking garage.

   Year Built:                  1973

   Type of Construction:        Concrete and Steel

   Unit Mix:                    The subject's unit mix, current occupancy status
                                and average actual rental collections for each unit type are presented in the following chart:


============================================================================================================================
                                    UNIT MIX/CURRENT OCCUPANCY/AVERAGE ACTUAL RENTAL RATES

                                                                  NET            NO.                     AVERAGE
                                            NO.        SIZE     RENTABLE        UNITS                     ACTUAL     RENT
   UNIT TYPE                              UNITS        (SF)    AREA (SF)       LEASED         OCCUPANCY    RENT     PER SF
   =========================================================================================================================
   Studio-A5                                 53         533           28,249          51            96%    $   793    $1.49
   Studio-A9                                 53         533           28,249          48            91%    $   799    $1.50
   Studio-A11                                31         533           16,523          31           100%    $   754    $1.41
   Convertible-A7                            53         600           31,800          51            96%    $   858    $1.43
   1BD/1BA-B3                                53         762           40,386          52            98%    $   987    $1.30
   1BD/1BA-B11                               22         762           16,764          21            95%    $   926    $1.22
   1BD/1BA-B13                               53         762           40,386          52            98%    $   981    $1.29
   1BD/1BA-B15                               53         762           40,386          52            98%    $   995    $1.31
   1BD/1BA-B16                               53         834           44,202          53           100%    $ 1,001    $1.20
   1BD/1BA-B4                                53         835           44,255          53           100%    $ 1,006    $1.20
   1BD/1BA-B6                                53         835           44,255          51            96%    $   984    $1.18
   1BD/1BA-B8                                53         835           44,255          51            96%    $   956    $1.14
   1BD/1BA-B12                               53         835           44,255          50            94%    $ 1,001    $1.20
   1BD/1BA-B14                               53         835           44,255          52            98%    $   990    $1.19
   1BD/1BA-B17                               53         841           44,573          51            96%    $ 1,005    $1.20
   2BD/2BA-F1                                53       1,150           60,950          51            96%    $ 1,508    $1.31
   2BD/2BA-F2                                53       1,150           60,950          50            94%    $ 1,456    $1.27
   2BD/2BA-F10                               53       1,150           60,950          52            98%    $ 1,456    $1.27
============================================================================================================================
   TOTAL/WEIGHTED AV.                       901         816          735,643         872            97%    $ 1,025    $1.26

============================================================================================================================

   Occupancy Data
      Total Units:                                                901
      Total Units Neither Leased or Occupied:                      29
      Physical Vacancy:                                         96.78%

VALUE INDICATORS

   Cost Approach:                                                Not Applicable

   Sales Comparison Approach:                                    $48,650,000
       Implied Value Per Unit:                                   $53,996
       Implied Value Per Square Foot:                            $66.13

   Income Approach-Direct Capitalization
      Current Occupancy:                                         96.78%
      Stabilized Vacancy & Collection Loss:                       5.0 %
      Forecast Date of
      Stabilized Occupancy:                                      Current
      Potential Gross Income:                                    $12,139,488
      Effective Gross Income:                                    $11,312,927
      Net Operating Income(1):                                   $4,461,524
      Overall Capitalization Rate:                               9.25 %
      Indicated Value:                                           $48,250,000

(1)   After Replacement Reserves

Overall Value Conclusion:                                        $48,250,000

SPECIAL ASSUMPTIONS:                       1. We were not provided with building
                                           plans for the subject improvements.
                                           Therefore, the building sizes
                                           relating to gross and net rentable
                                           area have been compiled from
                                           documentation furnished by property
                                           ownership. Any significant deviations
                                           that may result in a different unit
                                           count or overall size could influence
                                           the value estimates contained herein.

                                           2. Please refer to the complete list
                                           of assumptions and limiting
                                           conditions included at the conclusion
                                           of this report.

                                                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                           PAGE

PHOTOGRAPHS OF SUBJECT PROPERTY..............................................1

INTRODUCTION................................................................19

REGIONAL ANALYSIS...........................................................25

NEIGHBORHOOD ANALYSIS.......................................................35

APARTMENT MARKET ANALYSIS...................................................40

PROPERTY DESCRIPTION........................................................67

REAL PROPERTY TAXES AND ASSESSMENTS.........................................77

ZONING......................................................................79

HIGHEST AND BEST USE........................................................80

VALUATION PROCESS...........................................................82

COST APPROACH...............................................................84

SALES COMPARISON APPROACH...................................................85

INCOME APPROACH.............................................................99

RECONCILIATION AND FINAL VALUE ESTIMATE....................................119

ASSUMPTIONS AND LIMITING CONDITIONS........................................121

CERTIFICATION OF APPRAISAL.................................................123

ADDENDA....................................................................124
        Letter of Engagement
        Legal Description
        Rent Roll
        Floor Plans
        Investor Surveys
        Qualifications of Appraisers

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------









                           View of Southern Elevation

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------















                            View of Eastern Elevation

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------













                     View of Northern and Eastern Elevations

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------












                     View of Northern and Western Elevations











                        Looking West on Irving Park Road

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------








                        Looking East on Irving Park Road














                                  Main Entrance

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------

















                      Entrance Along North Pine Grove Road











                       Garage Entrance Along Sheridan Road

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------















                      Garage Entrance Along Frontier Street















                             Shipping And Receiving

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------











                                      Lobby

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------








                                  Elevator Bank

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------





                                  Retail Space









                            Community/Conference Room

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------






                           Sun Deck and Swimming Pool













                                 Fitness Center

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------





















            Aerial View of Swimming Pool, Sun Deck and Tennis Courts

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------













                                Laundry Facility













                                 Parking Garage

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------










                               Common Area Hallway













                                   Living Area

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------


















                                 Typical Bedroom

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------



















                                 Typical Kitchen

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------













                                 Typical Kitchen

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY

--------------------------------------------------------------------------------



















                                Typical Bathroom

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

        Park Place Tower represents a 56-story residential high-rise building with 11,175 net rentable square feet of supporting retail space and a 593-space, two- and three-story parking garage. The residential tower consists of studio, convertible, one- and two-bedroom apartments (901 total units) from the third floor to the 55th floor. Floor 56 represents a mechanical floor, while the first floor contains the lobby, the property leasing office, three retail units and an elevator bank. The second floor houses the property management office along with a number of small professional office units. Additionally, the subject facility is situated over a basement, where some mechanical equipment, a common area laundry and tenant storage facilities are found. The subject's street address is 655 West Irving Park Road, Chicago, Cook County, Illinois. The subject's improvements are situated on a 2.84247 acre, or 123,818 square foot, parcel. This parcel is found at the southeastern corner of North Pine Grove Avenue and West Irving Park Road.

PROPERTY OWNERSHIP AND RECENT HISTORY

        According to public record, the Krupp Realty Limited Partnership Fund V currently owns the subject property under appraisal. The subject has not transferred ownership in the past three years; it is not encumbered with any purchase options; it is not under any current agreement of sale; and is not currently listed for sale. Berkshire Property Management currently manages the property.

PURPOSE AND INTENDED USE OF THE APPRAISAL

        The purpose of this appraisal is to estimate the as is market value of the leased fee estate in the subject property, disregarding existing financing. This report was prepared for the KRUPP REALTY LIMITED PARTNERSHIP FUND V and its partners and is intended for their use only. We are advised that the appraisal will be used for internal evaluation purposes and may be incorporated in filings made by the Krupp Realty Limited Partnership Fund V and its affiliates under current Securities Laws.

EXTENT OF THE APPRAISAL PROCESS

         In the process of preparing this appraisal, we:

          -- Inspected the exterior of all buildings and site improvements and a representative sample of units with Berkshire Property Management (the property management company).

          -- Interviewed Berkshire representatives, concerning operational characteristics of the subject property.

                                                                    INTRODUCTION

--------------------------------------------------------------------------------


          -- Reviewed leasing policy, concessions, and history of recent occupancy with Berkshire Property Management.

          -- Reviewed a detailed history of income and expense and a budget forecast for 1999 including an engineering report regarding planned capital expenditures.

          -- Conducted market research of occupancies, asking rents, concessions and operating expenses at competing complexes which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

          -- Prepared an estimate of stabilized income and expenses (for capitalization purposes).

          -- Conducted market inquiries into recent sales of similar complexes to ascertain sales price per unit, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers.

          --   Prepared the Sales Comparison and Income Approaches to value.

DATE OF VALUE AND PROPERTY INSPECTION

        The date of value is August 2, 1999, which is also the date of our last inspection.

PROPERTY RIGHTS APPRAISED

        We have appraised the leased fee estate of the subject property.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

        The definition of market value taken from the UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE of the Appraisal Foundation, is as follows:

        The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        1.   Buyer and seller are typically motivated;

        2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

        3.   A reasonable time is allowed for exposure in the open market;

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

          4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


All of the above conditions are assumed in the valuation analysis.

EXPOSURE TIME

        Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

        Based on our interviews with apartment investors and our investigation of recently closed sale transactions, we concluded that marketing time would have been 9 months before the effective date of valuation.

        The following definitions of pertinent terms are taken from the DICTIONARY OF REAL ESTATE APPRAISAL, THIRD EDITION (1993), published by the APPRAISAL INSTITUTE.

        LEASED FEE ESTATE

        An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

        MARKET RENT

        The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for at comparable space as of the date of appraisal.

        CASH EQUIVALENT

        A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

        MARKET VALUE AS IS ON APPRAISAL DATE

        The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

        permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

LEGAL DESCRIPTION

       A complete legal description of the subject property is provided in the ADDENDA section of this analysis. The subject property is identified by the Cook County Assessor's Office as parcel numbers : 14-21-101-031 and 14-21-101-032. This legal description appears to be current and most likely reflects the owned inventory of the subject property in its "as is" condition. It is noted that we have NOT verified said legal description with legal counsel and suggest that such verification be obtained prior to utilizing said legal description in any legal document of conveyance. Cushman & Wakefield assumes no responsibility for the accuracy or legality of said legal description.

                                                                    INTRODUCTION

--------------------------------------------------------------------------------

Insert Regional Map

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

CHICAGO METROPOLITAN AREA

        This section evaluates general demographic and economic trends in the property's regional location to determine the outlook for the overall market based upon comparison of projected population, employment and other trends with actual historical data. The Chicago Consolidated Metropolitan Statistical Area
(CMSA), located at the southwestern tip of Lake Michigan, is the Midwest's financial, commercial, transportation, and industrial center. As defined by the United States Census Bureau, the Chicago CMSA includes a total of thirteen counties: ten in Illinois, two in Indiana, and one in Wisconsin. As a whole, the Chicago CMSA covers a territory of 5,660 square miles.

       POPULATION

        The population of the Chicago Metropolitan Area is the third largest in the nation, behind New York and greater Los Angeles. The historical and projected population growth trends for the thirteen county Chicago CMSA are summarized in the table below.


     ===========================================================================================================
                                 CHICAGO CONSOLIDATED METROPOLITAN STATISTICAL AREA
                                        POPULATION CHARACTERISTICS 1980-2002

     -----------------------------------------------------------------------------------------------------------
                                       ANNUAL %                   ANNUAL %                        ANNUAL %

        COUNTY       1980      1990     CHANGE      1997           CHANGE           2002           CHANGE
                                       1980-1990                 1990-1997                       1997-2002
     -----------------------------------------------------------------------------------------------------------
       ILLINOIS
     -----------------------------------------------------------------------------------------------------------
         Cook     5,253,685  5,105,067  -0.29%    5,135,667        0.09%         5,147,000         0.04%
     -----------------------------------------------------------------------------------------------------------
       Chicago    3,003,961  2,783,726  -0.76%    2,709,148        -0.39%        2,677,000         -0.24%
     -----------------------------------------------------------------------------------------------------------
        DeKalb      74,624    77,932     0.44%     84,996          1.25%           88,000          0.70%
     -----------------------------------------------------------------------------------------------------------
        DUPAGE     658,835    781,666    1.72%     870,407         1.55%          903,000          0.74%
     -----------------------------------------------------------------------------------------------------------
        Grundy      30,582    32,337     0.56%     35,724          1.44%           37,000          0.71%
     -----------------------------------------------------------------------------------------------------------
         KANE      278,405    317,471    1.32%     372,670         2.32%          397,000          1.27%
     -----------------------------------------------------------------------------------------------------------
       Kankakee    102,926    96,255    -0.67%     103,229         1.01%          106,000          0.53%
     -----------------------------------------------------------------------------------------------------------
       Kendall      37,202    39,413     0.58%     47,534          2.71%           51,000          1.42%
     -----------------------------------------------------------------------------------------------------------
         Lake      440,372    516,418    1.61%     587,226         1.85%          617,000          0.99%
     -----------------------------------------------------------------------------------------------------------
       McHenry     147,897    183,241    2.17%     236,033         3.68%          257,000          1.72%
     -----------------------------------------------------------------------------------------------------------
         Will      324,460    357,313    0.97%     432,538         2.77%          466,000          1.50%
     -----------------------------------------------------------------------------------------------------------
       INDIANA
     -----------------------------------------------------------------------------------------------------------
         Lake      522,965    475,594   -0.94%     481,139         0.17%          481,000          -0.01%
     -----------------------------------------------------------------------------------------------------------
        Porter     119,816    128,932    0.74%     143,048         1.50%          148,000          0.68%
     -----------------------------------------------------------------------------------------------------------
     WISCONSIN
     -----------------------------------------------------------------------------------------------------------
       Kenosha     123,137    128,181    0.40%     141,346         1.41%          147,000          0.79%
     -----------------------------------------------------------------------------------------------------------
        TOTAL     8,114,906  8,239,820   0.15%    8,671,557        0.73%         8,845,000         0.40%
     -----------------------------------------------------------------------------------------------------------
      Source: Equifax National Decision Systems

     ===========================================================================================================

       As indicated in the previous table, the total estimated population of the Chicago CMSA in 1997 was 8,671,557. The population of the Chicago CMSA increased
0.15 percent annually between 1980 and 1990, and increased 0.73 percent annually between 1990 and 1997. The Chicago CMSA population is expected to increase 0.40 percent annually between 1997 and 2002.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

        While the Chicago CMSA population has increased since 1980, the population in the City of Chicago has consistently decreased. The Chicago suburban population has grown significantly at the expense of population decreases in the City of Chicago. Between 1980 and 1990, the City of Chicago population decreased 0.76 percent annually. The Chicago population decreased
0.39 percent annually between 1990 and 1997, and is expected to decrease 0.24 percent annually between 1997 and 2002. The population shift from the city to suburban areas is common among most major cities located throughout the Great Lakes and Northeastern regions, and is expected to continue in the foreseeable future.

        TRANSPORTATION

        AIR TRANSPORTATION

        Chicago is one of the primary transportation hubs in the United States. O'Hare International Airport is one of the busiest in the world, handling approximately 70.4 million total passenger arrival and departures in 1997, according to the Chicago Department of Aviation. Increased traffic at O'Hare International Airport can be attributed to several factors: the deregulation of the airline industry in the past decade, the development of "regional" hubs' by major airlines, and the continued economic expansion of local and national companies into global markets. O'Hare International Airport serves as a hub for United Airlines. United Airlines is the busiest airline in the city, according to the Chicago Department of Aviation, serving approximately 30 million passengers in 1996.

        According to CRAIN'S CHICAGO BUSINESS, the City of Chicago launched a $1-billion dollar, five-year upgrade of O'Hare International Airport's aging infrastructure in 1998. Terminals 2 and 3 at the airport will be modernized, and renovations include the expansion of ticketing areas and the addition of elevators and escalators. In order to relieve rush-hour traffic congestion by the airport there are plans to widen exits and the roadway leading to O'Hare, and add more exits to remote parking lots and Mannheim Road. Upgrade plans also include replacing an aged heating and cooling system, improving access to skyrail transportation, and creating a new bus transportation center.

        Midway Airport, located in the southwest portion of the city, serves as a secondary airport in the Chicago metropolitan area and has become an increasingly popular alternative to O'Hare International Airport. Major commercial airlines serving Midway Airport include America West, American Trans Air, Continental, Northwest, and Southwest. Southwest Airlines serves the largest number of passengers at Midway Airport. According to the Chicago Department of Aviation, Southwest Airlines served 5.1 million passengers at Midway Airport in 1997.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

        Plans are under way to expand Midway Airport, which include adding a terminal with 38 gates. Expansion plans will reportedly cost $722.0 million and will be completed in 2003. The CHICAGO SUN TIMES in February 1998, reported American Trans Air (ATA), the second largest carrier at Midway Airport, plans to expand its business at Midway Airport. American Trans Air Airlines plans to add 500 people to its Chicago area workforce, and will occupy 12 of the 38 gates in the new terminal to be completed in 2003. Three hundred of the new ATA employees will be in reservations or customer service jobs. Two hundred of the new employees will be hired for pilot or flight attendant jobs. Also in 1998, American Trans Air added a number of non-stop service flights to ten additional markets.

        GROUND TRANSPORTATION

        Several major expressways and interstate highways pass through the Chicago area. Interstate 88 and 290 are the main routes to the cities along the East-West Corridor. Interstate 55 provides access to the southwestern cities. Cities to the north and northwest are accessed via Interstates 90 and 94; and finally, north-south travel between the western suburbs is facilitated by Interstates 294 and 355. In total, the Chicago area has over 630 miles of expressways. Within the metropolitan area, rail lines, rapid transit systems, bus lines and expressway systems facilitate commuter transportation.

        EMPLOYMENT AND INCOME

        The Chicago economy, like most major metropolitan areas, began as a manufacturing center. Today, Chicago economic growth is no longer primarily based in the manufacturing sector, but is distributed among the retail, FIRE (finance, insurance, and real estate), and service industries. The table on the following page summarizes the diversity of employment for the thirteen-county Consolidated Metropolitan Statistical Area.


            ===============================================================================================================
                                              CHICAGO METROPOLITAN AREA (13-COUNTY CMSA)
                                               NON-FARM EMPLOYMENT STATISTICS 1997-2010
            ---------------------------------------------------------------------------------------------------------------
                 INDUSTRY            1980        PERCENT OF         1997        PERCENT OF        2010        PERCENT OF
                   GROUP          EMPLOYMENT        TOTAL        EMPLOYMENT        TOTAL       EMPLOYMENT        TOTAL
                                    (000'S)                       (000'S)                        (000'S)
            ---------------------------------------------------------------------------------------------------------------
            Construction                  169.4          4.1%            234.8          4.7%           260.5          4.7%
            ---------------------------------------------------------------------------------------------------------------
            Manufacturing                 952.1         23.2%            719.3         14.3%           666.5         12.0%
            ---------------------------------------------------------------------------------------------------------------
            TCPU(1)                       224.7          5.5%            291.8          5.8%           319.3          5.7%
            ---------------------------------------------------------------------------------------------------------------
            Wholesale Trade               281.3          6.9%            310.0          6.2%           325.5          5.8%
            ---------------------------------------------------------------------------------------------------------------
            Retail Trade                  648.0         15.8%            814.7         16.2%           873.8         15.7%
            ---------------------------------------------------------------------------------------------------------------
            FIRE(2)                       357.7          8.7%            476.8          9.5%           590.5         10.6%
            ---------------------------------------------------------------------------------------------------------------
            Services                      931.1         22.7%          1,616.8         32.2%         1,938.6         34.8%
            ---------------------------------------------------------------------------------------------------------------
            Government                    540.2         13.2%            557.7         11.1%           595.8         10.7%
            ---------------------------------------------------------------------------------------------------------------
            TOTAL NON-FARM              4,104.5        100.0%          5,021.9        100.0%         5,570.5        100.0%
            EMPLOYMENT
            ---------------------------------------------------------------------------------------------------------------
            (1) Transportation and Utilities
            (2) Finance, Insurance and Real Estate

            ===============================================================================================================
            Source: Woods and Poole

            ===============================================================================================================

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

       In 1980, the majority of the labor force of the Chicago CMSA was employed within the manufacturing and service industries. The manufacturing and service industries accounted for 23.2 and 22.7 percent of total employment in 1980, respectively. However, in 1997, manufacturing employment was only 14.3 percent of total employment in the Chicago CMSA. The portion of the labor force in manufacturing employment is expected to continue to decrease, and is expected to be approximately 12 percent of the total employment in the year 2010. The services industry, however, was 22.7 percent of the labor force in 1980, but increased to 32.2 percent of the labor force in 1997. Employment in the service industry is expected to increase to 34.8 percent by the year 2010.

       The majority of the labor force in the Chicago CMSA in 1997 was employed within Cook County, followed by DuPage County. Approximately 62.4 percent of the labor force was employed in Cook County, while 12.8 percent of the labor force was employed in DuPage County. In the year 2010, the percentage of the labor force employed in Cook County is expected to decrease slightly to 58.6 percent.

       The table on the following page presents total non-farm employment per thousand in each of the thirteen counties of the Chicago CMSA. The estimated total non-farm employment in 1997 was 5,021,900 and the 2010 total estimated non-farm employment is projected at 5,570,500.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------


============================================================================================
                     CHICAGO CONSOLIDATED METROPOLITAN STATISTICAL AREA
                         DISTRIBUTION OF TOTAL NON-FARM EMPLOYMENT

                                       1997 AND 2010

--------------------------------------------------------------------------------------------
COUNTY                            1997         PERCENT OF        2010         PERCENT OF
                                (000'S)          TOTAL          (000'S)         TOTAL
--------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------
Cook                                3,131.3            62.4%       3,265.9            58.6%
--------------------------------------------------------------------------------------------
DeKalb                                 41.8             0.8%          47.3             0.8%
--------------------------------------------------------------------------------------------
DuPage                                643.9            12.8%         785.2            14.1%
--------------------------------------------------------------------------------------------
Grundy                                 17.3             0.3%          20.4             0.4%
--------------------------------------------------------------------------------------------
Kane                                  188.9             3.8%         212.6             3.8%
--------------------------------------------------------------------------------------------
Kankakee                               51.0             1.0%          59.2             1.1%
--------------------------------------------------------------------------------------------
Kendall                                16.2             0.3%          18.1             0.3%
--------------------------------------------------------------------------------------------
Lake                                  311.4             6.2%         422.0             7.6%
--------------------------------------------------------------------------------------------
McHenry                               100.9             2.0%         127.8             2.3%
--------------------------------------------------------------------------------------------
Will                                  153.4             3.1%         194.4             3.5%
--------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------
Lake                                  237.5             4.7%         266.3             4.8%
--------------------------------------------------------------------------------------------
Porter                                 69.1             1.4%          85.6             1.5%
--------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------
Kenosha                                59.2             1.2%          65.7             1.2%
--------------------------------------------------------------------------------------------
TOTAL EMPLOYMENT                    5,021.9           100.0%       5,570.5           100.0%
--------------------------------------------------------------------------------------------
Source: Woods and Poole

============================================================================================


       As indicated in the table above, the 2010 employment distribution in counties outside of Illinois, is expected to be similar to the 1997 employment distribution.

       Chicago is a leading corporate headquarters location. A number of Fortune 500 firms are headquartered in the Chicago area. Many other firms also have regional headquarters in the Chicago area. Sears, Roebuck and Company, Amoco, Motorola, and Allstate Corporation are among the largest publicly held companies in the Chicago area. The presence of a large number of corporate headquarters in the area is indicative of the strength of the local support network and general business climate. The tables on the following facing page present the largest public and private companies in Chicago ranked by revenues.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------


=============================================================================================================
                           METROPOLITAN CHICAGO'S LARGEST PUBLIC COMPANIES

                                          RANKED BY 1998 REVENUES

------------ --------------------- ---------------------------- -------------------------- ------------------
   RANK              NAME                     CITY                1998 NET REVENUES (IN        NUMBER OF
                                                                        MILLIONS)              EMPLOYEES
------------ --------------------- ---------------------------- -------------------------- ------------------
1            Sears, Roebuck & Co.  Hoffman Estates                        $41,300.0             300,000
------------ --------------------- ---------------------------- -------------------------- ------------------
2            Amoco Corp.           Chicago                                $36,287.0              43,451
------------ --------------------- ---------------------------- -------------------------- ------------------
3            Motorola, Inc.        Schaumburg                             $29,800.0             150,000
------------ --------------------- ---------------------------- -------------------------- ------------------
4            Allstate Corp.        Northbrook                             $25,500.0              51,400
------------ --------------------- ---------------------------- -------------------------- ------------------
5(1)         Sara Lee Corp.        Chicago                                $18,624.0             135,300
------------ --------------------- ---------------------------- -------------------------- ------------------
6(1)         CAN Financial Corp.   Chicago                                $16,987.8              24,300
------------ --------------------- ---------------------------- -------------------------- ------------------
7(1)         Caterpillar Inc.      Peoria                                 $16,522.0              57,026
------------ --------------------- ---------------------------- -------------------------- ------------------
8            UAL Corp.             Elk Grove Township                     $16,362.0              87,628
------------ --------------------- ---------------------------- -------------------------- ------------------
9            Ameritech Corp.       Chicago                                $16,000.0              72,000
------------ --------------------- ---------------------------- -------------------------- ------------------
10(1)        Archer Daniels        Decatur                                $13,314.0              14,811
             Midland Co.
=============================================================================================================
Source: CRAIN'S CHICAGO BUSINESS, Top Business Lists 1998 Edition

(1) Represents 1997 figures

=============================================================================================================


=============================================================================================================
                              METROPOLITAN CHICAGO'S LARGEST PRIVATE COMPANIES
                                          RANKED BY 1997 REVENUES

------------ ---------------------------- ---------------------- ---------------------- ---------------------
   RANK                 NAME                   CITY                1997 NET REVENUES    NUMBER OF EMPLOYEES
                                                                     (IN MILLIONS)

------------ ---------------------------- ---------------------- ---------------------- ---------------------

1            Montgomery Ward & Co.        Chicago                         $6,618.0                62,579
------------ ---------------------------- ---------------------- ---------------------- ---------------------
2            Marmon Group                 Chicago                         $6,000.0                30,000
------------ ---------------------------- ---------------------- ---------------------- ---------------------
3            Alliant Foodservice Inc.     Deerfield                       $4,500.0                 9,400
------------ ---------------------------- ---------------------- ---------------------- ---------------------
4            Kemper Insurance Cos.        Long Grove                      $3,913.0                10,068
------------ ---------------------------- ---------------------- ---------------------- ---------------------
5            Topco Associates             Skokie                          $3,900.0                   375
------------ ---------------------------- ---------------------- ---------------------- ---------------------
6            Hyatt Hotels Corp.           Chicago                         $2,875.0                40,000
------------ ---------------------------- ---------------------- ---------------------- ---------------------
7            Ace Hardware Corp.           Oak Brook                       $2,742.0                 4,397
------------ ---------------------------- ---------------------- ---------------------- ---------------------
8            Cotter & Co.                 Chicago                         $2,441.7                 3,470
------------ ---------------------------- ---------------------- ---------------------- ---------------------
9            Budget Rent A Car Corp.      Lisle                           $2,400.0                24,000
------------ ---------------------------- ---------------------- ---------------------- ---------------------
10           Specialty Foods Corp.        Rosemont                        $2,020.0                14,000
=============================================================================================================
Source: CRAIN'S CHICAGO BUSINESS, Top Business Lists 1997 Edition

=============================================================================================================

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

       The average annual unemployment rates for the nation, state, and Chicago Primary Metropolitan Statistical Area (PMSA), since 1994 are presented in the table below.

=============================================================================================================
                        ANNUAL AVERAGE UNEMPLOYMENT RATES (NOT SEASONALLY ADJUSTED)
=============================================================================================================
AREA                1994              1995              1996              1997              1998(1)
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Illinois            5.7%              5.2%              5.3%              4.6%              4.1%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
U.S.                6.1%              5.6%              5.4%              4.7%              4.4%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
CHICAGO PMSA        5.6%              5.1%              5.0%              4.5%              4.0%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
=============================================================================================================
                                      NINE-COUNTY CHICAGO PMSA DETAIL
=============================================================================================================
Cook,IL             6.1%              5.5%              5.5%              5.0%              4.5%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
DeKalb, IL          4.2%              3.8%              4.3%              3.6%              3.5%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
DuPage, IL          3.9%              3.4%              3.4%              2.9%              2.5%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Grundy, IL          7.9%              7.6%              6.7%              6.7%              6.4%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Kane, IL            5.6%              5.0%              4.9%              4.2%              3.5%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Kendall, IL         4.5%              4.0%              4.1%              3.2%              2.5%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Lake, IL            4.9%              4.0%              4.0%              3.2%              3.1%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
McHenry, IL         4.6%              4.1%              4.0%              3.0%              3.0%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Will, IL            5.7%              5.3%              5.2%              3.7%              4.0%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
=============================================================================================================
Source: Northeastern Illinois Planning Commission; Illinois Department of Employment Security
(1) As of November, 1998

=============================================================================================================


       According to Woods and Poole, the 1997 average per capita income in the Chicago CMSA was $23,038. The 1997 mean household income was $64,392. The 1997 per capita income in the 13-county Chicago CMSA ranged $18,650 to $32,747 and the 1997 means household income ranged from $49,239 to $90,867. DuPage and Lake County lead the Chicago CMSA in per capita income and mean household income. The 1997 per capita income in DuPage was $32,747, while the Lake County per capita income was $30,260. Mean household income in DuPage and Lake Counties were $90,867 and $87,092, respectively. Per capita and mean household income statistics for the 13-county Chicago CMSA, are presented in the table on the following page.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------


============================================================================================
                          1997 CHICAGO CMSA PER CAPITA INCOME STATISTICS

--------------------------------------------------------------------------------------------
COUNTY                PER CAPITA INCOME                  MEAN HOUSEHOLD INCOME
--------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------
Cook                       $25,287                              $67,588
--------------------------------------------------------------------------------------------
DeKalb                     $18,650                              $49,239
--------------------------------------------------------------------------------------------
DuPage                     $32,747                              $90,867
--------------------------------------------------------------------------------------------
Grundy                     $22,463                              $60,236
--------------------------------------------------------------------------------------------
Kane                       $22,920                              $67,054
--------------------------------------------------------------------------------------------
Kankakee                   $18,912                              $50,991
--------------------------------------------------------------------------------------------
Kendall                    $22,141                              $65,234
--------------------------------------------------------------------------------------------
Lake                       $30,260                              $87,092
--------------------------------------------------------------------------------------------
McHenry                    $23,913                              $69,634
--------------------------------------------------------------------------------------------
Will                       $21,105                              $63,333
--------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------
Lake                       $19,492                              $53,010
--------------------------------------------------------------------------------------------
Porter                     $22,024                              $60,504
--------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------
Kenosha                    $19,584                              $52,310
--------------------------------------------------------------------------------------------
AVERAGE                    $23,038                              $64,392
============================================================================================

METROPOLITAN CHICAGO ECONOMY

       As the home of four major financial exchanges, Chicago is the Midwest's financial center. The financial exchanges located in the city include the Chicago Board of Trade, Chicago Board Options Exchange, Chicago Mercantile Exchange, and Midwest Stock Exchange. Eighty percent of the world's commodities are traded through three of Chicago's exchanges.

       According to data compiled by the Regional Economics Applications Laboratory (REAL) at the University of Illinois at Urbana-Champaign for CRAIN'S CHICAGO BUSINESS, the economic growth rate in 1997 was approximately 3.7 percent. Although the 1998 economic growth rate was somewhat lower at approximately 2.8 percent, every sector of the local economy performed well.

       The economic growth witnessed in 1998 was hampered by concerns of local firms of domestic fallout from the troubled Asian economies and markets and concerns about costs to retool computers for the year 2000, which are already draining revenues of mid-sized companies. There were also theories that low unemployment levels acted to curtail growth. The continuing tight labor market is acting to maintain inflation fears as companies hike wages to attract new employees. Despite the above concerns, economists observe that

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

consumer confidence in the economy remains relatively positive while the Federal Reserve continues to closely monitor various economic indicators tied to inflation.

SUMMARY

       In summary, Chicago's status as a world class city is due to a variety of inherent strengths, including: its excellent transportation system, central geographic location, well educated work force, commodities and futures exchanges, and its numerous cultural, educational, and recreational amenities. In addition, the municipality of the City of Chicago is generally healthy financially, and the administration under Mayor Richard M. Daley, Jr. is considered helpful toward business and development. Because of these factors, the area ranked 11th among all metropolitan areas in terms of business climate, according to a recent survey of chief executives across the nation.

       Although the Chicago area will continue to be subject to national economic trends and conditions, the diversity of the local economy will insulate the area from volatile economic swings. Overall, the Chicago area is expected to continue its trend of economic growth. The continuation of Chicago's healthy business climate, as well as its economic stability, should ensure a favorable environment for real estate development and investment over the long-term. The continuation of the Chicago Metropolitan Area economic growth should ensure a favorable environment for real estate development and investment over the long-term.

                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------

Neighborhood map

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

LOCATION

- The subject property is located in the northeast portion of Chicago, Cook County, Illinois. More specifically, the subject property is situated along the south side of Irving Park Road, approximately two blocks west of Lake Shore Drive. Downtown Chicago is situated approximately five miles south of the subject property.

- The subject's neighborhood is generally bounded by Montrose Avenue to the north, Addison Street to the south, Lake Shore Drive (U.S. Highway 41) to the east, and Halsted Street to the west.

TRANSPORTATION/ACCESS

- Transportation to and from the subject's neighborhood is good. Lake Shore Drive (U.S. Highway 41) provides primary north-south directed access from areas to the north and south. Secondary north-south access is provided by Halsted Street. Lake Shore Drive is an eight-lane asphalt-paved expressway that has a full interchange at Irving Park Road. This roadway is further improved with concrete curbs and gutters, as well as overhead street lights. Montrose Avenue, Irving Park Road, and Addison Street are the primary arteries providing roadway access to the subject's neighborhood from the west. All of the major street arteries in the subject's neighborhood, including Halsted Street, are two-lane asphalt-paved roadways that are wide enough to allow parallel parking. There are no major arterial improvements planned for the subject's neighborhood in the immediate future.

- While Lake Shore Drive provides convenient expressway access to downtown Chicago, as well as all lakeshore neighborhoods, the nearest Interstate highway access is approximately four miles southwest and west of the subject. Public commuter rail access is available approximately four-blocks west of the subject, while Chicago Transportation Authority
      (CTA) bus access is available at the subject property, along Irving Park Road.

NEIGHBORHOOD CHARACTERISTICS

- The subject's neighborhood is generally divided into two sections; the east portion and the west portion.

- The east portion, which runs the length of the neighborhood in a north-south direction, extends west from Lake Shore Drive approximately one- to two-blocks, and is generally comprised of high-rise apartment and condominium buildings. The western portion of

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

      the subject's neighborhood extends west to Halsted Street, and is generally comprised of low-to mid-rise apartment and condominium structures, although single-family residences are also present.

- The subject's neighborhood is 100 percent improved with either building structures or recreational areas. The building improvements were generally constructed between 1930 and 1975, although a few newer buildings are also present in the neighborhood.

- Commercial development in the subject's neighborhood is limited to storefronts and strip-shopping centers along the Broadway and Halsted Streets, although additional commercial spaces are also located on the first floors of many high-rise residential structures, along major street arteries. Other development in the subject's neighborhood includes medical, educational, governmental and recreational facilities. There are no known industrial facilities in the neighborhood. Nor was there any evidence of new construction in the subject's neighborhood at the time of inspection.

- Major influences in the subject's neighborhood include its relatively close proximity and ease of access to the employment, cultural, and retail centers provided by downtown Chicago, as well as nearby proximity to the recreational opportunities provided by the public parkland east of Lake Shore Drive.

- As the subject's neighborhood is 100 percent improved, and most buildings appear to be well occupied and well maintained, we believe the subject's neighborhood is in the stable stage of its life cycle.

NEARBY AND ADJACENT LAND USES

- Land uses adjacent to the subject property include high-rise condominium developments to the east and west, a variety of single-family and low-rise multi-family structures to the south, and the American Islamic College to the north.

POPULATION CHARACTERISTICS AND TRENDS

- The population within one-mile of the subject property has declined modestly in recent years, from 95,477 persons in 1980 to 86,139 persons in 1999.

- The population within one mile of the subject property is anticipated to decrease further between 1999 and 2004 to approximately 83,637 residents.

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

- The population within one mile of the subject property is relatively young, with over 50 percent of the residents between the ages of 25 and 49.

- Approximately 40 percent of the residents older than 16 years of age are employed in executive, professional, or managerial occupations.

HOUSEHOLD CHARACTERISTICS

- Along with the population, the number of housing units in the neighborhood also witnessed a slight decrease from 43,788 units in 1980 to 43,070 units in 1999.

- The number of households is anticipated to decrease even further between 1999 and 2004, from 43,070 units to 41,849 units.

- The estimated number of people per household has remained relatively stable since 1980, from 1.91 persons in 1980 to 1.95 persons in 1999.

- Approximately 77 percent of the households within one mile of the subject are renter-occupied, while the percentage of owner-occupied units currently stands at approximately 23 percent.

- There are reportedly 34,148 rental units within one mile of the subject, and the median rent is estimated at $452 per month.

- Approximately 20.5 percent of the housing units within one mile of the subject were constructed prior between 1960 and 1980; 19.5 percent were constructed between 1940 and 1960, and 55.7 percent were constructed prior to 1940. Significantly, only 4.3 percent of the housing units within one mile of the subject have been constructed since 1980.

SPECIAL HAZARDS

- No special hazards or adverse influences were noted in the subject's neighborhood at the time of inspection.

NEIGHBORHOOD COMPETITION

- As indicated previously, the majority of housing units within one mile of the subject property are renter-occupied. Competition for the subject property includes: The New York, Pensacola Place, Park Sheridan and Hawthorne House. The subject property

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

      competes favorably with its competition. Please see the APARTMENT MARKET ANALYSIS section of this report for a discussion of the subject's competition.

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

CONCLUSION

- The presence of a relatively strong and stable economy in Chicago, as discussed in the previous REGIONAL DESCRIPTION section of this report, is likely to provide a steady demand for housing units within the City.

- Contributing factors leading to a positive forecast for the subject's neighborhood is it's relatively close proximity to downtown Chicago, which is the employment, cultural, and retail center of the region, as well as its relatively close proximity to the recreational opportunities available along the lakeshore.

- Due to the relatively high occupancy levels that are currently being achieved in the area, we do not believe there is any external obsolescence affecting the subject property.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

NATIONAL APARTMENT MARKET OVERVIEW

        After a period of two to three years, in which real estate investment trusts (REITs) steadily pushed up apartment values and decreased overall capitalization rates with aggressive acquisition programs, signs during 1998 indicated that activity within the apartment market had begun to stabilize. The slowdown in apartment acquisition during 1998 was directly tied to the REIT's poor performance in the stock market. With stock prices deflated, REIT's were unable to issue shares, their primary source of acquisition capital. Adding to the problem was a slight rise in interest rates during 1998, limiting the ability of most REIT's to borrow from traditional capital sources. With REIT's no longer driving the market, many analysts believed that a surge in new development coupled with artificially high prices were leading to a downswing in the cycle. Early indications in 1999, however, point to an apartment market which "just keeps on going" according to KORPACZ'S FIRST QUARTER 1999 REAL ESTATE INVESTOR SURVEY. These indications include strong absorption levels and the reintroduction of traditional investors to the apartment market who had been displaced by aggressive pricing by the REIT's. Overall, analysts look to an apartment market in equilibrium throughout 1999.

        Ownership of large apartment properties (50 or more units) by institutions has increased considerably since 1991. Both real estate corporations and REITs have increased their share of the market while ownership by limited partnerships has declined significantly. It must be noted that individuals and partnerships still account for over half of all large apartment properties, with individual owners picking up a substantial share of the market between 1991 and 1998.

        According to our most recent HEITMAN RESEARCH'S MARKET COMMENT, apartment investments offering attractive risk-adjusted returns are available, but harder to find. KORPACZ'S FIRST QUARTER 1999 REAL ESTATE INVESTOR SURVEY states that while most analysts in 1998 agreed that the apartment market had it's run as the hot property type, current thinking reflects a more optimistic attitude toward this asset class. New construction fears have been eased by stronger than expected absorption during the first six months of 1999, while overall rental rates have remained stable, or in many cases have moved upward. Additionally, overall occupancy rates, as reported by the U.S. Census Bureau and several national research firms, continue to hover in the mid-90's.

        According to KORPACZ'S FIRST QUARTER 1999 REAL ESTATE INVESTOR SURVEY, the purchasing power of potential apartment investors made the market extremely competitive in the past several years. REITs, pension funds, and other institutional investors continue to

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

dominate the transaction market. Of the three, REITs emerged in 1996 and 1997 as the most influential participant within the national apartment market. Their aggressive approach towards multi-property purchases placed a significant premium on portfolios, if and when available. Competition between REITs and pension funds created a two-tiered apartment market. First, there are a number of buyers seeking 1980s vintage product, due to lower per-unit costs when compared to high-end, 1990s product. The availability, however, of 200-unit plus complexes within this segment is limited within attractive markets because a high percentage of ownership associated with this product type is pursuing a long-hold investment strategy. The second tier is represented by high-end product possessing a unique locational or physical characteristic. These properties are trading at substantially lower capitalization rates when compared to other 1990s product. Included in this group are luxury styled, high-rise apartment buildings with urban locations. According to KORPACZ'S FIRST QUARTER 1999 REAL ESTATE INVESTOR SURVEY, " investors are particularly interested in acquiring urban apartments; they believe they offer outstanding investment potential". Nationwide, there has been a surge in residential population within downtown areas. Young urban professionals, coupled with baby boomers entering their retirement, have driven the demand for residential dwellings with an urban location.

        Further enhancing the apartment market are its positive fundamental characteristics. Most importantly, the demand for apartment units is anticipated to remain strong into the next millennium. Although the rate of new household formation has been low in recent years, the percent of those that are renters is consistently around 36.0 percent. According to KORPACZ'S FIRST QUARTER'S 1999 REAL ESTATE INVESTOR SURVEY, most apartment markets are stabilized and occupancy levels are expected to increase in markets where economic expansion, new job growth is occurring, and strong in-migration patterns are emerging.

        Acting as a constraint to the development of new apartment units is the increasing equity requirements on the part of commercial banks, which continue to provide the majority of construction financing for new apartment projects. Such a constraint on the part of lenders is anticipated to decrease the risk of over overbuilding.

        While institutional investors still seek alternative real estate investment opportunities, the multi-family segment continues to be a preferred property type among institutional investors. According to CB COMMERCIAL, the most active cities for apartment investment are San Francisco, Chicago, Orange County CA, San Diego, and Minneapolis. Apartments have had continued success in the investment market due to the underlying strength of the real estate as well as marginal performances in other property types. The apartment market

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

was the first to experience recovery and is still viewed in a positive light by the investment community, even as some major markets approach equilibrium.

        According to KORPACZ'S SECOND QUARTER 1999 REAL ESTATE INVESTOR SURVEY, this quarter's investor cash flow assumptions reflected a stable apartment market nationwide. The Second Quarter 1999 average free and clear equity IRR increased by three basis points over the average IRR in First Quarter 1999 to
11.51 percent. The average free and clear equity cap rate of 8.86 percent in the Second Quarter of 1999 represents a slight increase of three basis points over the average cap rate in First Quarter 1999.

        As stated previously, investors in the investment-grade apartment market today include pension funds, insurance companies, real estate investment trusts (REITs), and private partnerships, among others. Such investors typically purchase stabilized apartment properties on a direct capitalization basis, while the discounted cash flow analysis is utilized when a property is not stabilized. The price per unit is the most common unit of comparison; however, this unit of comparison is generally given secondary emphasis, due to the significant physical differences between various apartment complexes.

        In conclusion, apartment investors have a direct influence over their own futures. By giving market fundamentals (supply/demand) their due respect, investors can avoid serious damage during the current apartment cycle. Apartment investors can also benefit from the informational advantages the apartment sector holds over other property types. With accurate, timely and consistent supply data available in most major markets and a high percentage of annual turnover, whereby rental rate trends can be monitored, much of the guesswork involved in pricing an apartment investment is eliminated. In the coming year, trends to watch for are limited buying opportunities in weakening markets, overbuilding of high-end product and consolidation within the REIT sector.

CHICAGO METROPOLITAN APARTMENT MARKET OVERVIEW

        The Chicago metropolitan apartment market is surveyed by the Grubb & Ellis Company. As of July 1, 1998, the most recent study available, Grubb & Ellis tracked more than 107,835 apartment units in the Chicago metropolitan area. Grubb & Ellis defines and analyzes four separate apartment markets in the Chicagoland area, including: the City of Chicago, Northwest Cook County, DuPage County, and Lake County. The subject property is located in the City of Chicago submarket.

        As of July 1998, apartment occupancy rates throughout the Chicago area were relatively high, ranging from an average occupancy rate of 96.50 percent in Lake County to

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

97.4 percent in Northwest Cook. The City of Chicago submarket placed a close second reporting an average occupancy rate of 97.4 percent. All of the submarkets experienced slight increase in their overall occupancy rates from January 1998 to July 1998. The Lake County apartment submarket displayed the largest increase in its overall occupancy level, increasing 1.6 percent to 96.5 percent. Occupancy levels in the City of Chicago increased by ten basis points during the same time period.

        Accompanying the stable high occupancy levels during this period throughout the Chicago metropolitan area, have been correspondingly high increases in monthly rental rates, ranging from an average of 1.73 percent in the DuPage County submarket to an average of 3.54 percent in the City of Chicago apartment submarket. According to Grubb & Ellis, Class A apartment buildings are defined as properties generally less than eight years old, which offer full amenities. While the subject property's age would normally place the property in a lower property classification, as defined by Grubb & Ellis, two characteristics applicable to the subject allow for the subject's classification as a Class A property. First, the subject's status as a high-rise complex with an excellent location near Lake Shore Drive allows for extensive views of Lake Michigan and Chicago's skyline. Second, the subject property offers a full amenity package to residents including an on-site dry-cleaners, a grocery store, an up-scale lobby with 24-hour doorman, valet parking and many other project amenities typically associated with Class A properties. For these reasons, we believe the subject property effectively competes within the Class A apartment asset strata. As such, a discussion regarding Class A apartment real estate fundamentals is warranted.

        The average monthly rental rate for the Chicago Class A apartment market increased by 4.83 percent, or from $1,221 to $1,280 per month, between January 1998 and July 1998. The average monthly rental rates by unit type for the City of Chicago are displayed in the tables on the following facing page.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

===============================================================================
                       AVERAGE MONTHLY RENT PER UNIT TYPE
                                     CLASS A
                                CHICAGO, ILLINOIS


--------------------------------- --------------------- -------------------- ---------------------------------
           UNIT TYPE                  JANUARY 1998           JULY 1998               PERCENT INCREASE
--------------------------------- --------------------- -------------------- ---------------------------------
          STUDIO, 1 BA                 $  845.00             $  873.00                    3.31%
       ONE-BEDROOM, 1 BA               $1,186.00             $1,230.00                    3.71%
       TWO-BEDROOM, 1 BA               $1,743.00             $1,631.00                   -6.43%
       TWO-BEDROOM, 2 BA               $1,743.00             $1,788.00                    2.58%
      THREE-BEDROOM, 2 BA              $2,171.00             $2,818.00                    29.8%
--------------------------------- --------------------- -------------------- ---------------------------------
            AVERAGE                    $1,221.00             $1,280.00                    4.83%
--------------------------------- --------------------- -------------------- ---------------------------------


================================================================================
SOURCE: GRUBB & ELLIS CHICAGO/METRO APARTMENT STUDY, JULY 1998.
================================================================================


================================================================================
                       AVERAGE MONTHLY RENT PER UNIT TYPE
                                  CLASS A, B, C
                                CHICAGO, ILLINOIS


--------------------------------- --------------------- -------------------- ---------------------------------
           UNIT TYPE                  JANUARY 1998           JULY 1998               PERCENT INCREASE
--------------------------------- --------------------- -------------------- ---------------------------------
          STUDIO, 1 BA                 $  755.00             $  773.00                    2.38%
       ONE-BEDROOM, 1 BA               $1,122.00             $1,153.00                    2.76%
       TWO-BEDROOM, 1 BA               $1,363.00             $1,257.00                   -7.78%
       TWO-BEDROOM, 2 BA               $1,694.00             $1,742.00                    2.83%
      THREE-BEDROOM, 2 BA              $2,066.00             $2,542.00                    23.04%
--------------------------------- --------------------- -------------------- ---------------------------------
        OVERALL AVERAGE                $1,101.00             $1,140.00                    3.54%
--------------------------------- --------------------- -------------------- ---------------------------------


================================================================================
SOURCE: GRUBB & ELLIS CHICAGO/METRO APARTMENT STUDY, JULY 1998.
================================================================================

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

        A breakdown of the current average market rents per square foot for the four submarkets in the Chicago MSA, as prepared by Grubb & Ellis, is presented in the following table.

================================================================================
                     AVERAGE APARTMENT RENT PER SQUARE FOOT
                                  CLASS A, B, C
              CHICAGO METROPOLITAN AREA, JANUARY 1998 VS. JULY 1998


------------------------------------ ----------------------- ------------------------ -------------------------
             SUBMARKET                    JANUARY 1998              JULY 1998              PERCENT CHANGE
------------------------------------ ----------------------- ------------------------ -------------------------
CITY OF CHICAGO                              $1.46                    $1.54                    +5.48%
Northwest Cook County                        $0.96                    $0.98                    +2.08%
DuPage County                                $0.96                    $0.97                    +1.04%
Lake County                                  $0.87                    $0.86                    -1.15%
------------------------------------ ----------------------- ------------------------ -------------------------


================================================================================
Source: Grubb & Ellis Chicago/Metro Apartment Study; July 1998.
================================================================================

        As shown in the table above, three of the four apartment submarkets experienced an increase in the average rent per square foot from January 1998 to July 1998. The rent per square foot increases ranged from a low of 1.04 percent in the DuPage County apartment submarket to a high of 5.48 percent in the City of Chicago submarket. The Lake County submarket was the only sector to witness a decline in the average rent per square foot during this time period.

        According to Grubb & Ellis, the average occupancy rate in the Chicago Class A apartment submarket, as of July 1998, increased from the January 1998 figure to 97.40 percent. The average Class A occupancy rate is identical to the overall average occupancy rate for the City of Chicago, which was also reported to be 97.40 percent, as of July 1998.

CITY OF CHICAGO APARTMENT MARKET OVERVIEW

        The subject property is located in the city of Chicago, Cook County, Illinois. The city of Chicago apartment market is comprised of six submarkets, including the South Loop, the Loop, Gold Coast, River North, Near North and North. The subject is located in the North submarket. The total supply is estimated at 70,000 units, of which nearly 24,000 units have been constructed since 1980. Over the past 20 years, the planners for the City of Chicago have maintained a policy that encourages residential development. This policy views a stable downtown population as the nucleus that binds its office, hotel, and retail functions.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

        Traditionally, residential development has been focused on Chicago's near north side; however, this trend has changed dramatically over the past ten years with the introduction of several thousand residential units to the downtown area. Development in this area first proceeded with luxury units along Lake Shore Drive and low-rise units in River North. As the downtown area continued to grow, the residential development spread to the south, through Streeterville, into the East Loop, and west into the heart of River North.

INVENTORY

        According to the July 1998 apartment market survey prepared by Grubb & Ellis, the subject property is located in the North submarket. The North submarket is defined by Fullerton Avenue to the south, Ashland Avenue to the west, Irving Park Road to the north and Lake Shore Drive to the east. Of the six downtown submarkets, comprising approximately 27,031 apartment units tracked by the Grubb & Ellis survey, the North submarket is the third largest, representing
19.72 percent of the total inventory or approximately 5,330 units.

        After a record number of apartment units were delivered to the downtown market during 1991, the construction of downtown high-rise apartment complexes halted. The absence of high-rise apartment construction over the past several years has been primarily due to downward pressures on effective rents caused by the general recession, overbuilding in the downtown high-rise apartment market, increased home ownership and lack of available financing. These factors, which virtually suspended new high-rise apartment construction in Chicago, promoted the biggest wave of condominium conversions in more than a decade.

CONDOMINIUM CONVERSION ACTIVITY

        Condominium conversions have rebounded sharply since the early-1980's, when high interest rates caused the market to slump. The primary factors fueling the conversion market were continued low interest rates and the tax advantage of home ownership on the demand side; and increasing operating expenses and existing heavy debt obligations, which threatened the economic feasibility of many stabilized apartment buildings, on the supply side. Reportedly, between 1991 and 1999, there have been 17 conversion of rental apartment buildings to condo in downtown Chicago. These total more than 4,000 units, of which, approximately 75.0 percent have sold. Rental developments with larger unit sizes and higher bedroom counts are the most likely conversion candidates. Examples of conversion activity in downtown Chicago are presented in the following discussion.

                                                       APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

        Three new condominium conversion have been announced (officially) in the last nine months, the Gold Coast Galleria, the Grand Ohio and the 401 East Ontario.

         - The Gold Coast Galleria, located at 111 West Maple, represents a 34-story, 331-unit complex which recently began sales. Local investor, Nicholas Gouletas, is leading this project.

         - Draper and Kramer, which recently purchased the property, began marketing 593 units at the Grand Ohio. The Grand Ohio represents a 27-story building and is located at 211 East Ohio Street.

         - Draper and Kramer, which also recently purchased this property, began marketing 394 units at 401 East Ontario in July 1998. The project is reportedly 50.0 percent sold out, with strong sales expected in the latter half of 1999.

        In addition to these recently announced conversions, we were able to obtain more extensive details of the following properties which represent more established condo conversion projects.

         - According to the Sales Manager at River View (previously Cityfront Center), the south half of the property's Mid-Rise tower was converted in 1997 (about 220 units), while the north half was converted in 1998. The tower, which is considered in direct competition with the subject property, remains a rental property. The tenant program began in late June/ early July 1997, while sales to the public occurred shortly thereafter. Sources report that the tenant program was strong with 25-30 percent of the tenants buying a unit. However, we have heard from another source, that the tenant program was slower than this reported pace. Reports from one of the tenants at the North McClurg Building indicate that MCL is telling tenants that they had until October 1997 to buy or move out. In addition, this resident stated that MCL will not discuss upgrades until a contract is signed. It should be noted that this information came from a third party source that spoke to a resident in this building. Based on information that we have gathered to date, the average price is between $200 and $205 per square foot before the 10 percent tenant discount is applied.

         - Draper and Kramer's luxury 140-unit building in the Lake Meadows complex completed their conversion program in mid-1998. The average price per square foot ranged between $100 and $115 PSF.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------


         - An affiliate of Golub & Company purchased 40 East Delaware Place in 1997 and converted the 17-story, 75-unit apartment complex to condominiums. The building was operated as the Maryland Hotel until 1983, when it was fully renovated and converted for apartment use. The building is located at the northwest corner of Delaware Place and Rush Street, one block west of North Michigan Avenue.

         - Markwell Properties has completed the conversion of the Chicago Motor Club office building to residential condominiums. Despite a 90 percent occupancy rate, the 15-story office building located at 68 East Wacker was not a financial success. The plans included 14 condominium units measuring 4,400 square feet, which would sell for an average of $1.3 million. Markwell Properties purchased the property from TA Realty and completed the project in 1997.

        According to a recent article in the CHICAGO TRIBUNE, the City of Chicago is considering a plan to induce developers to convert more older office buildings for residential use, as a way to shore up the downtown tax base, preserve historic structures, and maintain the vitality of the central business district. The plan includes a progressive attitude about building and zoning, and subsidies for infrastructure improvements. The money would come from the $300.0 million in revenues generated by the Loop TIF district. The city has identified more than 100 Loop buildings built before 1940.

        Several other rumors about conversions have been surfacing; including River City totaling 446 units and two projects in Printers Row/ Dearborn Station totaling over 400 units which are being analyzed for conversion potential.

        Finally, many of the other buildings that had HUD mortgages have condominium potential. These include Doral Plaza, Burnham Plaza, 2 East 8th, 1212 South Michigan, Clark Elm, and the Old Franklin and Terminal Building. The Oakwood has been discussed as a conversion candidate as has Doral Plaza. Habitat has 711 Gordon Terrace under contract, a 96-unit duplex-style complex on the north side. Apparently, 50 percent of the serious bidders were condominium converters. Listed at $6.5 million, the bidding reportedly went above $7.5 million.

NEW APARTMENT DEVELOPMENT

        As a result of the significant amount of conversion activity, residents that desire to maintain their rental lifestyle in luxury oriented buildings have increasingly fewer options.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

After many difficult years, the conversion market has enhanced the outlook for the downtown apartment market by decreasing the supply of available apartment units.

        As noted within this analysis, the downtown rental market has experienced strong rental growth throughout the past several years, and is currently experiencing high single-digit rental growth. Additionally, as of July 1998, apartment occupancies in the six downtown submarkets ranged from 96.6 to
98.7 percent, with an overall average of 97.4 percent. Strong rental growth and increasing occupancies, combined with significant conversion activity, has initiated a renewed interest in several downtown residential developments. However, with an 18 to 24 month delivery period, the majority of planned/proposed rental units are two years away. A detailed analysis regarding expected and potential new rental development follows.

       The first groundbreaking ceremony in six years regarding rental development within the downtown Chicago market occurred in early December 1997. This project, known as Cathedral Place (1W. Superior) is located on the block bounded by Dearborn, Superior, Huron and State Street. The development is comprised of an 810-unit apartment component, with an average unit size of 650 square feet, 52,000 square feet of retail/office space and 750 parking spaces. Cathedral Place is expected to begin delivering units in late 1999 or in early 2000.

       In addition to Cathedral Place, the next new development in the near term will be located on a site east of Michigan Avenue. The site, proposed for development by Draper and Kramer, is located on the block bounded by Fairbanks Court, Ohio Street and Grand Avenue. Draper and Kramer, an active developer in downtown Chicago, is proposing a 295-unit apartment development, including 13,000 square feet of retail space and 300 parking spaces. Reportedly, the development could break ground in the next two months. This is one of two rental developments expected east of Michigan Avenue.

       The second new development broke ground in May 1999 with a location east of Michigan Avenue and will be known as the River East Complex. MCL is the developer and when completed the project will be located at the Northwest and Northeast corners of Illinois Street and McClurg Court. According to representatives of MCL, the River East Complex will represent a mixed-use project consisting of hospitality, retail and residential type uses. With regard to the residential portion of the plan, approximately 400 new luxury rental units will be constructed within a high-rise setting. This figure, however, is currently under consideration due to voices of concern from City Hall and local neighborhood organizations.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

       River Front Park is a proposed 40-story, 600-unit apartment complex located at the northwest corner of Kinzie and Dearborn Streets in the River North submarket of downtown Chicago. The luxury apartment complex will have an average unit size of 775 square feet, 20,000 square feet of retail space, and 350 parking spaces in a five-story parking garage. This project was reported to be on hold due to an incomplete financing package.

       The Sterling is a 387-unit luxury apartment tower to be located at the southeast corner of LaSalle and Kinzie Street in downtown Chicago. The Sterling is situated two blocks west of River Front Park. The proposed 48-story building will house 387 apartment units with an average size of 1,019 square feet, a 535-stall, nine-level parking garage, 17,000 square feet of retail space and a 16,400 square foot health club and pool.

       Additional planned projects include a 36-story, 230-unit complex at 121
W. Chestnut, currently proposed by the Barton Investments/Jannes Building joint venture and a 45-story, 450-unit complex located in the Illinois Center Complex (200 North Columbus), currently proposed by a joint venture including the Charles E. Smith Corporation.

       In addition, there are a number of vacant land parcels in downtown Chicago which have been considered for apartment development for many years; however, no significant progress has been made. Several projects had been expected to break ground by now but have been delayed because of financing and unrelated issues. Hard costs have tended to remain constant while the land carry/costs continues to increase as developments are delayed. In addition, we are finding significant dollars being budgeted for financing and equity placement fees. While the equity money is available, it is also expensive.

       While developers have been attempting to begin rental high-rise construction for the past two years, increasing labor and land costs have made new construction difficult to justify. The market is currently experiencing strong demand, increasing rent levels and a depletion of existing supply due to conversions and the lack of new construction. The market continues to tighten, with rents rapidly approaching levels to justify new construction. The downtown rental market will not likely see any new rental competition delivered before the year 2000, but may witness a surge of new product thereafter.

       OCCUPANCY AND RENTAL RATES

       As of July 1998, the overall average apartment occupancy in the North submarket was 97.9 percent, a 0.30 percent increase from January 1998, according to the Grubb & Ellis

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

study. The survey further delineates the North submarket by property type ( as discussed previously, we believe the subject is representative of Class A product). Class A apartment buildings exhibited an average occupancy rate consistent with that of the overall market, or 97.3, as of July 1998. Average occupancy rates for Class A apartment complexes in downtown Chicago over the past year are summarized in the table on the following page.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

===============================================================================

              AVERAGE OCCUPANCY RATES IN CLASS A APARTMENT COMPLEX
                   DOWNTOWN CHICAGO - JULY 1998 VS. JULY 1997


----------------------------- -------------------------- --------------------------- --------------------------

         SUBMARKET                    JULY 1998                  JULY 1997                   % CHANGE
----------------------------- -------------------------- --------------------------- --------------------------
South Loop                             98.60%                      97.30%                     +1.34%
Loop                                   96.50%                      97.70%                     -1.23%
Gold Coast                             96.90%                      97.00%                     -0.10%
River North                            98.20%                      96.80%                     +1.45%
Near North                             98.70%                      99.20%                     -0.50%
North                                  97.30%                      98.50%                     -1.22%
----------------------------- -------------------------- --------------------------- --------------------------
Average                                97.40%                      97.40%                       0%
----------------------------- -------------------------- --------------------------- --------------------------


================================================================================
Source: Grubb & Ellis Chicago/Metro Apartment Study, July 1998 and July 1997.
================================================================================

       Furthermore, Grubb & Ellis has reported the average rent for Class A apartment buildings in the North submarket at $1.58 per square foot in July 1998, as compared to $1.55 per square foot in January 1998. Average rental rates for Class A Apartment complexes located in downtown Chicago are summarized in the following table.

================================================================================
                AVERAGE RENTAL RATES IN CLASS A APARTMENT COMPLEX
                   DOWNTOWN CHICAGO - JULY 1998 VS. JULY 1997


----------------------------- -------------------------- --------------------------- -------------------------
         SUBMARKET                    JULY 1998                  JULY 1997                   % CHANGE
----------------------------- -------------------------- --------------------------- -------------------------
South Loop                              $1.19                      $1.13                     + 5.31%
Loop                                    $1.54                      $1.45                     + 6.21%
Gold Coast                              $1.70                      $1.58                     + 7.60%
River North                             $1.58                      $1.46                     + 8.22%
Near North                              $1.58                      $1.42                     +11.27%
North                                   $1.58                      $1.57                     + 0.64%
----------------------------- -------------------------- --------------------------- -------------------------
Average                                 $1.56                      $1.47                     + 6.12%
----------------------------- -------------------------- --------------------------- -------------------------


================================================================================
Source: Grubb & Ellis Chicago/Metro Apartment Study, July 1998 and July 1997.
================================================================================

COMPETITIVE MARKET

       The subject property contains 901 apartment units in a 56-story residential building. Park Place Tower represents a high-rise apartment complex situated near Lake Shore Drive, along the western shore of Lake Michigan. Competitive high-rise apartment complexes in the area share similar lake and skyline views and offer a large number of amenities such as a health club, swimming pool, parking garage, laundry room, 24-hour doorman, dry cleaners, and convenience store. While some buildings may lack some of the above amenities in their building, these services may be located nearby. The typical tenants are white-collar workers who are employed in Chicago's Central Business District. Tenants are often attracted to these buildings by their prestigious image, project amenities, convenient location to employment centers and other locational amenities and security. In our survey of the Chicago apartment

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

market, we uncovered four apartment projects in, or around the North Submarket, which are considered to be competitive, to varying degrees, with the subject.

      We conducted a market analysis, which concentrated on four high-rise apartment projects, located near, or along Lake Shore Drive, in northeastern Chicago, representing a total of 1,566 units. These apartment projects revealed occupancy levels ranging from 96.0 to 100.0 percent, with an average occupancy rate of 97.75 percent, which is generally consistent with the overall average occupancy rate of 97.40 for the City of Chicago, as surveyed by Grubb & Ellis, July 1998. It is noted that the subject property includes the tenant's heating and cooling expenses in its quoted rental rates. Two of the projects selected include tenant heating and cooling expenses in their quoted rates while two do not. In determining the market orientation of subject's quoted rental rates we have given this factor consideration and adjusted accordingly. The following pages provide an apartment rental survey chart, a location map, and a detailed description of each property.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

===============================================================================

                             APARTMENT RENTAL SURVEY


-------------------------------- ------- -------- ------------- ------------- ------------- ----------- --------

                                                                                           AVERAGE
              NAME/          YEAR     NO.     REPORTED       APT. TYPE       MONTHLY        SIZE    RENTAL RATE
            LOCATION        BUILT    UNITS    OCCUPANCY        BR/BA         RENT(1)       PER SF    RANGE/SF
--------------------------- ------- -------- ------------- ------------- ------------------------- ------------
R-1                          1988       593      98%           Studio      $760-$1,050       540    $1.41-$1.94
The New York                                                Convertible    $957-$1,250       675    $1.42-$1.85
3660 North Lake Shore Drive                                   1 BR/1BA     $935-$1,450       750    $1.25-$1.93
Chicago, IL                                                   2 BR/2BA    $1,590-$2,200     1,170   $1.36-$1.88
--------------------------- ------- -------- ------------- ------------- ------------------------- ------------

R-2                          1985       253      100%         Studio/
The Park Sheridan                                           Convertible     $755-$905        595    $1.27-$1.52
5320 North Sheridan Road                                     1 BR/1 BA     $920-$1,100       766    $1.20-$1.44
Chicago, IL                                                   2 BR/2BA    $1,205-$1,450     1,025   $1.18-$1.41
                                                              3 BR/2BA    $1,515-$1,675     1,205   $1.26-$1.39
--------------------------- ------- -------- ------------- ------------- ------------------------- ------------

R-3                          1980       264      97%          Studio/
Pensacola Place                                             Convertible     $710-$765        540    $1.31-$1.42
4334 North Hazel Street                                       1 BR/1BA      $890-$945        810    $1.10-$1.17
Chicago, Illinois                                             2 BR/1BA    $1,085-$1,140     1,038   $1.04-$1.10
                                                             2BR/1.5BA        $1,165        1,025      $1.14
--------------------------- ------- -------- ------------- ------------- ------------------------- ------------

R-4                          1966       456      96%          Studio/
Hawthorne House                                             Convertible     $750-$850        600    $1.25-$1.42
3450 North Lake Shore Drive                                   1 BR/1BA    $1,050-$1,150      850    $1.23-$1.35
Chicago, Illinois                                             2 BR/2BA    $1,450-$1,750     1,100   $1.32-$1.59
--------------------------- ------- -------- ------------- ------------- ------------------------- ------------




======================================================================

--------------------------- ------------------- --------------------
                                AVERAGE RENTAL
              NAME/               RATE/SF        OVERALL WEIGHTED
            LOCATION              OVERALL       AVERAGE RENTAL RATE
--------------------------- ------------------- -------------------------
R-1                                $1.68
The New York                       $1.63
3660 North Lake Shore Drive        $1.59             $1.62/SF
Chicago, IL                        $1.62
---------------------------  --------------- -------------------------

R-2
The Park Sheridan                  $1.40
5320 North Sheridan Road           $1.30             $1.32/SF
Chicago, IL                        $1.30
                                   $1.32
---------------------------  --------------- -------------------------

R-3
Pensacola Place                    $1.37
4334 North Hazel Street            $1.13             $1.17/SF
Chicago, Illinois                  $1.07
                                   $1.14
---------------------------  --------------- -------------------------

R-4
Hawthorne House                    $1.33
3450 North Lake Shore Drive        $1.29             $1.33/SF
Chicago, Illinois                  $1.46
---------------------------  --------------- -------------------------


================================================================================
(1) The quoted rental rates regarding comparable rentals R-2 and R-3 DO NOT include heating expenses, where as the quoted rental rates for comparable rentals R-1 and R-4 DO include heating expenses.
================================================================================

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

Insert rental map

                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------
R-1

       ------------------------------------------------------------------





       ------------------------------------------------------------------
                               View: The New York

        APARTMENT COMPLEX R-1, The New York is located at 3660 North Lake Shore Drive in the Lakeview/Wrigleyville neighborhood. The New York was built in 1988. The 47-story building includes 593 rentable units, which are currently 98.0 percent occupied. The overall weighted average unit size is 764 square feet. The average rental rates, which include heat and air-conditioning, currently range from $1.52 to $1.68 per square foot, per month. The overall weighted average monthly rent is $1.60 per square foot, inclusive of heat and air-conditioning. According to management, current rents represent an increase of 3.0 to 6.0 percent from 1998 rent levels. At present, general rent concessions are not being offered.

        The building features a community/party room, 24-hour doorman, central storage, a fitness center, an outdoor swimming pool, a sun deck, and a covered parking garage. Commercial space includes a dry-cleaner and a small grocery store.

                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

        Monthly parking is $135 per space per month. Apartment amenities include: cable television hook-ups, wall-to-wall carpeting, blinds, dishwashers, balcony/patio and microwave oven. This complex enjoys lake views, and is located just west of Lake Michigan, relatively proximate to Chicago's Central Business District. The chart below represents the unit mix, square footage and current monthly rental range for the New
        York:


              ------------------------------------------------------------------------------------------
              ------------------------------------------------------------------------------------------
                                                             GROSS
                                                          MONTHLY RENT                  GROSS MONTHLY
                                                            AVERAGE      SIZE PER SF     RENTAL RATE
                UNIT TYPE      NUMBER OF    % OF TOTAL                     AVERAGE         RANGE/SF
                                 UNITS        UNITS                                       AVERAGE/SF
              --------------- ------------ ------------- --------------- ------------- -----------------
              Studio              128         21.6%       $760-$1,050        540         $1.41-$1.94
                                                          -----------        ---         -----------
                                                              $907           540           $1.68/SF
              --------------- ------------ ------------- --------------- ------------- -----------------
              Convertible         136         22.9%       $957-$1,250      650-700       $1.42-$1.85
                                                          -----------      -------       -----------
                                                             $1,100          675           $1.63/SF
              --------------- ------------ ------------- --------------- ------------- -----------------

              1BR/1BA             221         37.3%       $935-$1,450      700-800       $1.25-$1.93
                                                          -----------      -------       -----------
                                                             $1,193          750           $1.59/SF
              --------------- ------------ ------------- --------------- ------------- -----------------
              2BR/2BA             108         18.2%      $1,590-$2,200   1,100-1,240     $1.36-$1.88
                                                         -------------   -----------     -----------
                                                             $1,895         1,170          $1.62/SF
              --------------- ------------ ------------- --------------- ------------- -----------------

              TOTAL               593        100.00%                        764 SF         $1.62/SF
                                                                          (Weighted       (Weighted
                                                                           Average)        Average)
              ==========================================================================================
              (1)  Inclusive of heat and A/C.
              ==========================================================================================


                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------
R-2

       ------------------------------------------------------------------



       ------------------------------------------------------------------
                             View: The Park Sheridan

      APARTMENT COMPLEX R-2, The Park Sheridan Apartment Complex, is located at 5320 North Sheridan Road, in Chicago's Lakeview/Edgewater neighborhood. The Park Sheridan was built in 1985. The Park Sheridan Tower consists of 253 units, contained in one 25-story apartment tower, and is currently
      100.0 percent occupied. The overall weighted average unit size is 822 square feet. The average rental rates, which EXCLUDE heat and air-conditioning, currently range from $1.30 to $1.40 per square foot per month. The overall weighted average monthly rent is $1.32 per square foot, EXCLUSIVE of heat and air-conditioning. According to management, these rents represent an increase of 2.0 to 5.0 percent from the 1998 rent levels. At present, rent concessions are not currently being offered.

      The building features a 24-hour doorman and concierge, an indoor swimming pool, a sun deck, tennis courts, community room, common laundry facilities, a fitness center and a covered parking garage. Parking is $135 per month. Apartment amenities include: cable television hook-up, wall-to-wall carpeting, blinds and a balcony in each apartment unit. This 25-story apartment complex offers panoramic city and lake views and is located within close proximity to Lake Michigan. The following chart represents the unit mix, square footage and current monthly rental range for The Park Sheridan:


              ------------------------------------------------------------------------------------------
              ------------------------------------------------------------------------------------------
                             NUMBER OF   % OF TOTAL        GROSS                         GROSS MONTHLY
                               UNITS        UNITS     MONTHLY RENT(1)    SIZE PER SF      RENTAL RATE
                                                          AVERAGE          AVERAGE          RANGE/SF
              UNIT TYPE                                                                    AVERAGE/SF
           ---------------- ------------ ------------ ----------------- --------------- ----------------
           Studio/
           Convertible          46          18.2%        $755-$905           595          $1.27-$1.52
                                                         ---------           ---          -----------
                                                            $833             595            $1.40/SF
           ---------------- ------------ ------------ ----------------- --------------- ----------------
           1BR/1BA              138         54.5%       $920-$1,100        702-830        $1.20-$1.44
                                                        -----------        -------        -----------
                                                            $996             766            $1.30/SF
           ---------------- ------------ ------------ ----------------- --------------- ----------------
           2BR/2BA              46          18.2%      $1,205-$1,450     1,015-1,035      $1.18-$1.41
                                                       -------------     -----------      -----------
                                                           $1,332           1,025           $1.30/SF
           ---------------- ------------ ------------ ----------------- --------------- ----------------
           3BR/2BA              23          9.1%       $1,515-$1,675        1,205         $1.26-$1.39
                                                       -------------        -----         -----------
                                                           $1,591           1,205           $1.32/SF
           ---------------- ------------ ------------ ----------------- --------------- ----------------
           TOTAL                253        100.00%                          822 SF          $1.32/SF
                                                                         (Wgted Ave)      (Wgted Ave)
           ==============================================================================================
           (1) Exclusive of heat and A/C.
           ==============================================================================================


                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

R-3

       ------------------------------------------------------------------




       ------------------------------------------------------------------
                              View: Pensacola Place

      APARTMENT COMPLEX R-3, the Pensacola Place high-rise is located at 4334 North Hazel Street, in Chicago's Lakeview neighborhood. Pensacola Place was built in 1980, consists of 264 units contained in one 18-story apartment tower, and is currently 97.0 percent occupied. The overall weighted average unit size is 823 square feet. The average rental rates, which EXCLUDE heat and air-conditioning, currently range from $1.07 to $1.37 per square foot per month. The overall weighted average monthly rent is $1.17 per square foot, EXCLUSIVE of heat and air-conditioning. According to management, these rents represent an increase of 2.0 to 5.0 percent from the 1998 rent levels. At present, rent concessions are not currently being offered.

      The building features a 24-hour doorman and concierge, an outdoor swimming pool, a sun deck, tennis courts, community room, common laundry facilities and a covered parking garage. Additionally, the property includes an on-site Jewel/Osco grocery store and World's Gym. Parking is $125 per month. Apartment amenities include: cable television hook-up, wall-to-wall carpeting, blinds and a balcony in each apartment unit. This 18-story apartment complex offers panoramic city and lake views and is located within close proximity to Lake Michigan. The following chart represents the unit mix, square footage and current monthly rental range for Pensacola Place:


              --------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------
                                                                                      GROSS MONTHLY
                                                             GROSS                     RENTAL RATE
                               NUMBER OF    % OF TOTAL      MONTHLY      SIZE PER SF     RANGE/SF
                UNIT TYPE        UNITS        UNITS         RENT(1)        AVERAGE      AVERAGE/SF
                                                            AVERAGE
              --------------- ------------ ------------- --------------- ------------ --------------
              Studio/
              Convertible         53          20.0%        $710-$765         540       $1.31-$1.42
                                                           ---------         ---       -----------
                                                              $740           540         $1.37/SF
              --------------- ------------ ------------- --------------- ------------ --------------
              1BR/1BA             132         50.0%        $890-$945         810       $1.10-$1.17
                                                           ---------         ---       -----------
                                                              $915           810         $1.13/SF
              --------------- ------------ ------------- --------------- ------------ --------------
              2BR/1BA             53          20.0%      $1,085-$1,140   1,000-1,075   $1.04-$1.10
                                                         -------------   -----------   -----------
                                                             $1,111         1,038        $1.07/SF
              --------------- ------------ ------------- --------------- ------------ --------------
              2BR/1.5BA           26          10.0%          $1,165         1,025         $1.14
                                                             ------         -----         -----
                                                             $1,165         1,025        $1.14/SF
              --------------- ------------ ------------- --------------- ------------ --------------
              TOTAL               264         100.0%                       823 SF        $1.17/SF
                                                                          (Weighted     (Weighted
                                                                          Average)       Average)
              =======================================================================================
              (1)  Exclusive of heat and A/C.
              =======================================================================================


                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

R-4

       ------------------------------------------------------------------




       ------------------------------------------------------------------
                              View: Hawthorne House

      APARTMENT COMPLEX R-4, Hawthorne House is located at 3450 North Lake Shore Drive in Chicago's Wrigleyville/Lakeview neighborhood. Hawthorne House was built in 1966, consists of 456 units contained in one 40-story apartment tower, and is currently 96.0 percent occupied. The overall weighted average unit size is 850 square feet. The average rental rates, which INCLUDE heat and air-conditioning, currently range from $1.29 to $1.46 per square foot per month. The overall weighted average monthly rent is $1.33 per square foot, INCLUSIVE of heat and air-conditioning. According to management, these rents represent an increase of 3.0 to 6.0 percent from the 1998 rent levels.

      At present, rent concessions are not currently being offered.

      The building features a 24-hour doorman and concierge, an outdoor swimming pool, a sun deck, a fitness center, a community room, common laundry facilities and a covered parking garage. Parking is $135 per month. Apartment amenities include: cable television hook-up, wall-to-wall carpeting, and blinds in each apartment unit. This 40-story apartment complex offers panoramic city and lake views and is located within close proximity to Lake Michigan. The following chart represents the unit mix, square footage and current monthly rental range for Hawthorne House:


              ---------------------------------------------------------------------------------------
              ---------------------------------------------------------------------------------------
                                                                                      GROSS MONTHLY
                                                             GROSS                     RENTAL RATE
                               NUMBER OF    % OF TOTAL      MONTHLY      SIZE PER SF     RANGE/SF
                UNIT TYPE        UNITS        UNITS         RENT(1)        AVERAGE      AVERAGE/SF
                                                            AVERAGE
              --------------- ------------ ------------- --------------- ------------ ---------------
              Studio/
              Convertible         91          20.0%        $750-$850         600       $1.25-$1.42
                                                           ---------         ---       -----------
                                                              $798           600         $1.33/SF
              --------------- ------------ ------------- --------------- ------------ ---------------
              1BR/1BA             274         60.0%      $1,050-$1,150     800-900     $1.23-$1.35
                                                         -------------     -------     -----------
                                                             $1,097          850         $1.29/SF
              --------------- ------------ ------------- --------------- ------------ ---------------
              2BR/1BA             91          20.0%      $1,450-$1,750      1,100      $1.32-$1.59
                                                         -------------      -----      -----------
                                                             $1,606         1,100        $1.46/SF
              --------------- ------------ ------------- --------------- ------------ ---------------
              TOTAL               456         100.0%                       850 SF        $1.33/SF
                                                                          (Weighted     (Weighted
                                                                          Average)       Average)
              =======================================================================================
              (1)  Inclusive of heat and A/C.
              =======================================================================================


                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

       The following chart summarizes our survey of the four competitive apartment complexes, by unit type:


     ===============================================================================================================
                                        SUMMARY OF COMPETITIVE APARTMENT SURVEY
     ===============================================================================================================
                                   TOTAL                               RANGE OF AVERAGE      AVERAGE GROSS MONTHLY
           UNIT TYPE          NUMBER OF UNITS   AVERAGE UNIT SIZE       MONTHLY RENTAL          RENTAL RATE/SF
                                 SURVEYED             PER SF               RATES/SF
     ---------------------------------------------------------------------------------------------------------------
     Studio/Convertible             454                569             $1.25 - $1.94/SF            $1.48/SF
     ---------------------------------------------------------------------------------------------------------------

     1BR/1BA                        765                794             $1.10 - $1.93/SF            $1.33/SF
     ---------------------------------------------------------------------------------------------------------------

     2BR/2BA                        324               1,072            $1.04 - $1.88/SF            $1.32/SF
     ---------------------------------------------------------------------------------------------------------------

     3BR/2BA                        23                1,205            $1.26 - $1.39/SF            $1.32/SF
     ---------------------------------------------------------------------------------------------------------------
     TOTAL                         1,566               791             $1.13 - $1.92/SF            $1.37/SF
                                                (Weighted Average)                            (Weighted Average)
                                                                      (Weighted Average)
     ===============================================================================================================



VACANCY RATES

       The Class A apartment market comprising the City of Chicago, Northwest Cook County, DuPage County, and Lake County, as surveyed by Grubb & Ellis, reports occupancy levels ranging from 97.0 percent to 98.10 percent, as of July 1998. Our survey of four northeastern Chicago luxury high-rise apartment complexes revealed occupancy levels ranging from a low of 96.0 percent to a high of 100.0 percent, with an average occupancy rate of 97.75 percent. This information is presented in the table below.


                      ========================================================================
                                                  OCCUPANCY RATES
                                  DOWNTOWN CHICAGO HIGH-RISE APARTMENT COMPLEXES
                      ========================================================================
                      R-1, The New York                                            98.0%
                      R-2, The Park Sheridan                                       100.0%
                      R-3, Pensacola Place                                         97.0%
                      R-4, Hawthorne House                                         96.0%
                           -------------------------------------------------------------------
                      AVERAGE                                                      97.75%
                      ========================================================================



       For the purposes of stabilization, we have applied a 4.0 percent vacancy rate for the subject property. Our vacancy assumption is supported by the previously presented market data, as well as historical occupancy levels achieved at the subject property. Please refer to the INCOME APPROACH section for a more detailed discussion regarding vacancy rates.

                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

CONCLUSION

       Occupancy levels of luxury high-rise apartment complexes located within the downtown area of Chicago have increased over the last four years, coupled with healthy increases in monthly rental rates. Based on the high occupancy and per square foot rental rates of the four Chicago luxury high-rise apartment complexes we surveyed, it is evident that the local apartment market has recovered from the last wave of downtown apartment construction, which ended in 1991, and resulted in an oversupply of units. While the overall downtown apartment market is fundamentally strong, new construction deliveries in the near- to mid-term future could serve to upset the current equilibrium. Overall, it is our opinion that the subject's rent structure is supported by market-based evidence, primarily by the historically achieved rent rate levels witnessed at the property and the rent levels displayed by the comparable data. As such, we believe the subject property will remain a viable project into the foreseeable future.

                                                       APARTMENT MARKET ANALYSIS

--------------------------------------------------------------------------------

Insert site plan

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

SITE DESCRIPTION

Location:                                  655 West Irving Park Road Chicago,
                                           Illinois

Shape:                                     Irregular

Area:                                      123,818 square feet, or 2.84247 acres

Frontage:                                  336' along the south side of West
                                           Irving Park Road 95' along the east
                                           side of North Pine Grove, and 100'
                                           along the north side of Sheridan
                                           Road. The subject property includes a
                                           private roadway, named Frontier
                                           Avenue, that is shared with the
                                           condominium property to the east.
                                           This roadway extends southward from
                                           Irving Park Road, approximately 284',
                                           and forms the eastern boundary of the
                                           north portion of the subject site
                                           (see Site Plan on the facing page).

Topography/Terrain:                        Level and at street grade

Street Improvements:                       All the streets along
                                           the perimeter of the subject property
                                           are two-lane asphalt-paved roadways
                                           with room for parallel parking on
                                           both sides. The streets are further
                                           improved with concrete curbs and
                                           gutters, sidewalks, and street
                                           lights.

Soil Conditions:                           We did not receive nor
                                           review a soil report. However, we
                                           assume that the soil's load-bearing
                                           capacity is sufficient to support the
                                           existing structure. We did not
                                           observe any evidence to the contrary
                                           during our physical inspection of the
                                           property. The parcel's drainage
                                           appears to be adequate.

Utilities

      Water:                               City of Chicago
      Sewer:                               City of Chicago

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

      Electricity:                         Commonwealth Edison
      Gas:                                 People's Gas
      Telephone:                           Ameritech

Access: Access to the subject property can be gained by curb cuts along Irving Park Road, Pine Grove Avenue, Frontier Avenue, and Sheridan Road. The main entrance to the subject is along the south side of Irving Park Road.

Land Use Restrictions:                     We reviewed a title
                                           report prepared by First American
                                           Title Insurance Company of the
                                           Mid-West on April 28, 1989. Based
                                           upon our review of the title report,
                                           we do not believe that there are any
                                           easements, encroachments, or
                                           restrictions that would adversely
                                           affect the site's use. However, we
                                           recommend an attorney's opinion in
                                           the final analysis regarding the
                                           status of title, and whether any
                                           adverse conditions exist.

Flood Hazard:                              According to the Northeastern
                                           Illinois Planning Commission, the
                                           subject property is not located in a
                                           flood hazard area. Map # H-01-75 of
                                           the National Flood Insurance Program
                                           was referenced.

Wetlands:                                  We were not given a Wetlands survey.
                                           If subsequent engineering data reveal
                                           the presence of regulated wetlands,
                                           it could materially affect property
                                           value. We recommend a wetlands survey
                                           by a competent engineering firm.

Seismic Hazard:                            The site is not located in a Special
                                           Study Zone.

Hazardous Substances:                      We observed no evidence of toxic or
                                           hazardous substances during our
                                           inspection of the site. However, we
                                           are not trained to perform technical
                                           environmental inspections and
                                           recommend the services of a
                                           professional engineer for this
                                           purpose.

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

Comments:                                  The site appeared to be well-kept at
                                           the time of inspection. Additionally,
                                           the site appeared to be functional
                                           for the existing high-rise apartment
                                           and parking use.

IMPROVEMENTS DESCRIPTION

General Description
      Year Built:                          1973

      Unit Size and Mix:


--------------------------------------------------------------------
                                UNIT MIX
--------------------------------------------------------------------
--------------------------------------------------------------------
                                                         NET
                                   NO.         SIZE    RENTABLE
UNIT TYPE                        UNITS         (SF)    AREA (SF)
--------------------------------------------------------------------
--------------------------------------------------------------------
Studio-A5                          53          533          28,249
--------------------------------------------------------------------
Studio-A9                          53          533          28,249
--------------------------------------------------------------------
Studio-A11                         31          533          16,523
--------------------------------------------------------------------
Convertible-A7                     53          600          31,800
--------------------------------------------------------------------
1BD/1BA-B3                         53          762          40,386
--------------------------------------------------------------------
1BD/1BA-B11                        22          762          16,764
--------------------------------------------------------------------
1BD/1BA-B13                        53          762          40,386
--------------------------------------------------------------------
1BD/1BA-B15                        53          762          40,386
--------------------------------------------------------------------
1BD/1BA-B16                        53          834          44,202
--------------------------------------------------------------------
1BD/1BA-B4                         53          835          44,255
--------------------------------------------------------------------
1BD/1BA-B6                         53          835          44,255
--------------------------------------------------------------------
1BD/1BA-B8                         53          835          44,255
--------------------------------------------------------------------
1BD/1BA-B12                        53          835          44,255
--------------------------------------------------------------------
1BD/1BA-B14                        53          835          44,255
--------------------------------------------------------------------
1BD/1BA-B17                        53          841          44,573
--------------------------------------------------------------------
2BD/2BA-F1                         53        1,150          60,950
--------------------------------------------------------------------
2BD/2BA-F2                         53        1,150          60,950
--------------------------------------------------------------------
2BD/2BA-F10                        53        1,150          60,950
====================================================================
TOTAL/WEIGHTED AV.                901          816         735,643
--------------------------------------------------------------------



      Average Unit Size:                   816 square feet

      Density:                             317 units per acre

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

Construction Detail
    Foundation:                            Reinforced concrete

    Framing:                               Steel and concrete

    Floors:                                Concrete

    Number of Stories:                     56

    Exterior Walls:                        Concrete and glass (set in
                                           aluminum frames)

    Roof Structure:                        Flat

    Roof Cover:                            Rubber membrane

    Windows:                               Single-pane set in aluminum frames

    Exterior Doors:                        There are four entrances to
                                           the subject property. The main
                                           entrance, located along Irving Park
                                           Road, as well as the secondary
                                           entrance, along Pine Grove, each have
                                           a revolving door flanked by two side
                                           doors. There is one steel door
                                           leading to the garage, and there is a
                                           loading area with steel doors.

Mechanical Detail
    Heating and Cooling:                   Baseboard radiator heat
                                           throughout, and coldwater circulation
                                           for cooling.

    Plumbing:                              Standard fixtures

    Electrical Service:                    120 Volt throughout

    Elevator Service:                      There are six passenger and
                                           two freight elevators

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

    Fire Protection:                       Only the garbage "shute
                                           rooms" have sprinklers. Each floor
                                           has three fire exits, three water
                                           hoses, and a centrally monitored heat
                                           and smoke sensor. Additionally, each
                                           apartment unit is equipped with a
                                           battery-operated smoke detector.

    Security:                              There is a 24-hour doorman and a
                                           private security patrol between 6:00
                                           p.m. and 12:00 a.m. on Monday through
                                           Thursday, and throughout the
                                           weekends, beginning at 6:00 p.m. on
                                           Fridays and extending until 12:00
                                           a.m., on Monday.

Interior Detail
    Floor Covering:                        The common-area hallways
                                           have commercial grade carpeting,
                                           while the main lobby has a
                                           combination of Terrazzo and carpet.
                                           The apartment units have carpeting,
                                           except in the kitchen and bathroom
                                           areas, which have vinyl- and
                                           ceramic-tile floors, respectively.

    Walls:                                 Painted drywall throughout

    Ceilings:                              Painted concrete

    Lighting:                              Primarily incandescent

    Kitchen Appliances:                    Include a stove, a dishwasher and a
                                           refrigerator. A complete renovation
                                           of the subject's kitchens was
                                           performed in 1995-96. Such renovation
                                           included new vinyl-tile flooring, new
                                           lighting, new frost-free
                                           refrigerators, and newly painted
                                           cabinets.

      Bathrooms:                           Standard residential fixtures with
                                           vanity sink, a medicine cabinet, and
                                           ceramic-tile floors.

Site Improvements
      On-Site Parking:                     A two- and three-story parking garage
                                           provides parking for approximately
                                           593 cars.

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

      Landscaping:                         Site improvements include concrete
                                           driveways and walkways, and
                                           landscaping along the perimeter of
                                           the building. Such landscaping
                                           includes small bushes, ground
                                           covering, plants and grass.

      Other Amenities:                     Site and building amenities include a
                                           swimming pool, two tennis courts, a
                                           volleyball court, an exercise room, a
                                           laundry room, a community room, a
                                           bike room, and storage facilities.

      Condition:                           At the time of inspection, the
                                           property was in average condition.
                                           Recently completed improvements
                                           include a newly remodeled lobby, new
                                           exterior landscaping near the
                                           pedestrian entryways, a renovated
                                           exercise room, newly painted and
                                           carpeted hallways, a renovated
                                           leasing office, and a new children's
                                           playground on the recreation deck,
                                           above the parking structure.
                                           Additionally, the building's cooling
                                           system has been rebuilt, as have the
                                           mechanical systems for the swimming
                                           pool and the ventilation systems of
                                           the parking structure. Finally, the
                                           concrete exterior of the building
                                           recently underwent structural and
                                           cosmetic repairs. Planned
                                           improvements for the property's
                                           future include a renovation of the
                                           building's heating system; continued
                                           repair to the building's exterior
                                           walls and windows; sealing of the
                                           parking garage deck; the replacement
                                           of all electrical fuse panels; and
                                           the installation of a storm water
                                           flood valve. The economic impact of
                                           these programs on the subject's
                                           estimated market value is discussed
                                           in detail in the INCOME APPROACH
                                           section of this analysis.

Americans With Disabilities Act:           The Americans With Disabilities Act
                                           (ADA) became effective January 26,
                                           1992. We have not made, nor are we
                                           qualified by training to make, a
                                           specific compliance survey and
                                           analysis of this property to
                                           determine

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

                                           whether or not it is in conformity
                                           with the various detailed
                                           requirements of the ADA. It is
                                           possible that a

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

Stacking plan

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

                                           compliance survey and a detailed
                                           analysis of the requirements of the
                                           ADA could reveal that the property is
                                           not in compliance with one or more of
                                           the requirements of the Act. If so,
                                           this fact could have a negative
                                           effect upon the value of the
                                           property. Since we have not been
                                           provided with the results of a
                                           survey, we did not consider possible
                                           non-compliance with the requirements
                                           of ADA in estimating the value of the
                                           property.

Hazardous Substances:                      We are not aware of any
                                           potentially hazardous materials (such
                                           as formaldehyde foam insulation,
                                           asbestos insulation, radon gas
                                           emitting materials, or other
                                           potentially hazardous materials)
                                           which may be used in the construction
                                           of the improvements. However, we are
                                           not qualified to detect such
                                           materials and urge the client to
                                           employ an expert in the field to
                                           determine if such hazardous materials
                                           are thought to exist.

Design Features
and Functionality:                         The subject property appears to be of
                                           a functional design, in terms of both
                                           the unit floor plans and the overall
                                           building layout. A building stacking
                                           plan is presented on the facing page
                                           while individual floor plans are
                                           presented in the ADDENDA section of
                                           this report. At the time of
                                           inspection, the building appeared to
                                           be in average condition. However, the
                                           number, quality, and condition of the
                                           amenities continues to make the
                                           subject highly competitive with
                                           similar apartment building in the
                                           market.

Physical Condition:                        As stated previously, the subject
                                           property generally appeared to be in
                                           average condition at the time of
                                           inspection.

                                                            PROPERTY DESCRIPTION

--------------------------------------------------------------------------------

Personal Property Included
In Value Estimate:                         While by definition these items are
                                           considered personal property (stoves,
                                           ranges, refrigerators, ovens,
                                           dishwashers, etc.), the market
                                           perceives them to be necessary
                                           fixtures required in order to
                                           maintain the functional adequacy of a
                                           multi-family complex. As such, these
                                           particular items typically are not
                                           allocated a separate value, but
                                           included within a property's overall
                                           sale price or estimated value. Based
                                           on current market practice's, we have
                                           not assigned a separate estimate of
                                           value for these items, but rather
                                           have included their contributory
                                           value within our reconciled market
                                           value estimate of the subject
                                           property.

                                             REAL PROPERTY TAXES AND ASSESSMENTS

--------------------------------------------------------------------------------


        Apartment buildings (over six units) in Cook County are assessed at
33.33 percent of the assessor's opinion of market value. Properties are reassessed every three years in Cook County. Assessments are subject to a state-equalizing factor to make assessments uniform throughout the state. The 1997, payable in 1998 equalization factor for Cook County is 2.1489. Real estate taxes are paid in arrears; taxes are payable in two installments on March 1st and September 1st of the respective year. In accordance with Chapter 120,
Section 705, of the Illinois Revised Statutes, the first installment tax bill of the respective year is based on 50.0 percent of the prior year's taxes. The second installment reflects the increase in real estate taxes. The subject improvements are identified by two tax parcel numbers. The tax parcel numbers, equalized value, and real estate tax liability for 1998 are summarized in the following table. The 1998 real estate tax rate equates to $8.843 per $100 of equalized value.


===============================================================================================================
                                        REAL ESTATE TAXES & ASSESSMENT
                                               PARK PLACE TOWER
---------------------------------------------------------------------------------------------------------------
                         ASSESSOR'S OPINION                        STATE EQUALIZATION     1997 TAX LIABILITY
    PARCEL NUMBERS        OF MARKET VALUE                              VALUATION            PAYABLE IN 1998
                                                 ASSESSMENT
---------------------------------------------------------------------------------------------------------------
    14-21-101-031           $    816,542            $   269,459            $    579,040            $    51,205
    14-21-1-1-032           $ 27,297,518            $ 9,008,181            $ 19,357,680            $ 1,711,800
---------------------------------------------------------------------------------------------------------------
        TOTAL               $ 28,114,060            $ 9,277,640            $ 19,936,720            $ 1,763,005
===============================================================================================================



       The subject property's 1997 real estate taxes, payable in 1998, were $1,763,005, or $1,957 per apartment unit. Based on our experience and extensive interviews with several prominent Chicago property management companies, real estate taxes for downtown high-rise apartment buildings typically range from $2,500 to $3,500 per apartment unit. With a 1998 real estate tax liability of $1,957 per unit, we believe that, while consistent with historical amounts actually incurred at Park Place, the subject's real estate tax liability and corresponding assessment are somewhat less than what is typically associated with buildings similar to the subject in the local market. As a direct result, we believe that, were the subject property to transfer ownership, there would be a high degree of certainty regarding an upward reassessment by the Cook County Assessor's Office. As such, we have attempted to mirror the likely actions of the assessor's office by assigning the subject property a more market oriented per unit real estate tax liability. Based on the subject's age, condition, current achieved rent levels and overall market position, we believe the subject's "market derived" real estate tax liability should fall somewhere near the mid-aspect of the above-cited range, or at approximately $3,000 per apartment unit. This equates to $2,700,000, as rounded. We have utilized this figure when stabilizing the subject's real estate tax liability for the purposes of capitalization.

                                             REAL PROPERTY TAXES AND ASSESSMENTS

--------------------------------------------------------------------------------


       In order to test the reasonableness of our real estate tax liability for the subject property, we have presented the real estate tax liabilities at several similar apartment complexes within the subject's market. Our findings are presented in the following table:

TAX COMPARISONS


----------------------------------------------
NAME OF COMPLEX               PER UNIT
----------------------------------------------
City Front Center              $2,937
1120 N. LaSalle                $2,130
401 East Ontario               $3,230
Plaza 440                      $2,964
----------------------------------------------


        Based on the age and overall condition of the subject property relative to the comparables, our estimated real estate tax liability of $3,000 per apartment unit for the subject property appears reasonable and market oriented.

                                                                          ZONING

--------------------------------------------------------------------------------

       The subject property is zoned "R-7", General Residence District, under the City of Chicago's zoning ordinance (as amended through January 11, 1995). This zoning designation, which covers the majority of the subject's neighborhood, is intended to maintain the residential character of the area. Permitted uses in this area include a variety of residential structures, as well as numerous complementary uses including schools, restaurants, medical facilities, and small professional offices and retail facilities in multi-story multi-family housing structures designed principally for the convenience and use of residents of such buildings.

        We are not experts in the interpretation of complex zoning ordinances, but the property appears to be a legal conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal. We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter, and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

                                                            HIGHEST AND BEST USE

--------------------------------------------------------------------------------


HIGHEST AND BEST USE OF SITE AS THOUGH VACANT

        According to the DICTIONARY OF REAL ESTATE APPRAISAL, THIRD EDITION
(1993), a publication of the APPRAISAL INSTITUTE, the highest and best use of the site as though vacant is defined as:

        "Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements."

        In evaluating the site's highest and best use, as if vacant, the use must be (1) legally permissible, (2) physically possible, (3) financially feasible and (4) maximally productive.

- The first test concerns permitted uses. The subject site is zoned R-7 by the City of Chicago. According to representatives of the Chicago Building and Zoning Department, the area surrounding the site has been slated for residential developments, including attached dwelling units and accessory structures.

- The second test is what is physically possible. As discussed in the PROPERTY DESCRIPTION section of this report, the site's topography, and soil conditions generally limit its use. With 2.84247 acres or 123,818 square feet, the subject site is large enough to accommodate most URBAN land uses.

- The third and fourth tests are, respectively, what is feasible and what will produce the highest net return to the land. These items will be addressed in tandem. Of primary significance to the financially feasible uses of the property are its specific location, which influences the possible alternatives for future development. The subject parcel has frontage along Irving Park Road, North Sheridan Road Street and North Pine Grove Avenue. In addition, the immediate area contains primarily residential developments. Given the zoning limitations and the size of the subject site, multi-family/retail development is considered feasible for the subject site.

- The specific location of the subject property is influenced by its surrounding development and land use patterns. As discussed in the NEIGHBORHOOD ANALYSIS section of this report, the surrounding land uses are comprised primarily of residential type developments. There have been no recent land sales or developments in the neighborhood that would have a negative impact on the subject property. As discussed in the APARTMENT MARKET ANALYSIS section of this report, the apartment market is at stable levels of occupancy and overall, market rental rates have been increasing moderately over the past year. Given the issue of maximal productivity, multi-family residential development appears to be the most appropriate development alternative.

                                                            HIGHEST AND BEST USE

--------------------------------------------------------------------------------


- Therefore, it is our opinion that the highest and best use of the subject site, as vacant, is for multi-family residential development, likely consisting of a high-rise apartment complex with complementary retail development.

HIGHEST AND BEST USE OF PROPERTY, AS IMPROVED

        According to the DICTIONARY OF REAL ESTATE APPRAISAL, highest and best use of the property as improved is defined as:

        "The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one."

       The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then existing improvements have no value. Sometimes existing improvements have interim use value. If the highest and best use of the site is holding for future development, then the improvements might make a short-term contribution to property value.

- As noted in the PROPERTY DESCRIPTION section of this report, the subject site is improved with a 901-unit high-rise apartment complex containing 735,643 square feet of net rentable area, plus related site improvements. In addition, the subject has a retail/office portion with 11,175 square feet of net rentable area. The improvements were built in 1973, have been adequately maintained, and are functional in design. Overall, the improvements appear to be in average.

- As of July 31, 1999, the subject complex was 96.78 percent occupied and was commanding an average rental rate of approximately $1.26 per square foot. The data within the APARTMENT MARKET ANALYSIS reveals that the Chicago apartment market is operating at stabilized levels. Further, the subject property is competitive with other apartment complexes. The retail/office component has historically operated at approximately 95.0 percent occupancy. As a result, it is our opinion that the existing improvements are capable of providing a satisfactory return to the land over both the near and long term. This conclusion is supported by the data, analysis, and value conclusions presented in the balance of this report.

- Consequently, it is our opinion that the highest and best use of the site, as improved, is for its continued use as an apartment complex with complimentary retail space.

                                                               VALUATION PROCESS

--------------------------------------------------------------------------------


        Appraisers typically use three approaches in valuing real property the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity of data affect the applicability of each approach in a specific appraisal situation.

        IN THE COST APPROACH, THE FOLLOWING STEPS ARE UTILIZED IN ESTIMATING MARKET VALUE:

        -     Estimated land value, as vacant;

        - Estimated replacement cost new (including developer's overhead and profit);

        - Subtracted depreciation due to age and condition (as well as functional and external obsolescence);

        -     Add site value to depreciated replacement cost new.

        The Cost Approach is most relevant where sufficient information is available to reasonably estimate the replacement cost new of the improvements as well as the land value. Properties similar to the subject are typically purchased based upon the quality and quantity of the income stream that they are able to generate to the investor. The ability of a property to generate sufficient income levels in order to fulfill investor expectations is rarely tied to the cost to replace the property and, therefore, the Cost Approach is generally not considered to be a reliable indicator of value for properties such as the subject property. Further, the subject property was built in 1973, making the estimate of physical depreciation conjectural in nature. Additionally, we were not provided with detailed building plans to assist in developing a reliable replacement cost analysis. Finally, the lack of applicable multi-family vacant land sales along, or near Lake Shore Drive, make estimating an accurate land value difficult. Due to these factors, we have not the developed the Cost Approach in our analysis.

        In this appraisal, we have used the Sales Comparison Approach and the Income Approach to develop a market value estimate for the subject property.

                                                               VALUATION PROCESS

--------------------------------------------------------------------------------


        IN THE SALES COMPARISON APPROACH, WE PERFORMED THE FOLLOWING STEPS:

        -     Searched the market for recent sales.

        -     Analyzed those sales based on the sale prices per unit.

        - Correlated the various value indications into a point value estimate from within the range.


        IN DEVELOPING THE INCOME APPROACH, WE:

        - Studied rents in effect in this and competing complexes to estimate potential rental income at market levels.

        -     Estimated income from sources other than apartment rentals.

        - Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

        - Estimated net operating income by subtracting stabilized expenses from potential gross income.

        - Capitalized stabilized net operating income into an indication of capital value, disregarding any existing financing.


        The valuation process is completed by a reconciliation of the approaches used.

                                                                   COST APPROACH

--------------------------------------------------------------------------------

METHODOLOGY

        This approach consists of an analysis of the property's physical value. The principle of substitution, the underlying rationale of this approach, holds that no prudent person will pay more for a property than the price of a site and the cost of constructing, without undue delay, an equally desirable and useful property.

        In the Cost Approach, these steps are followed in order to reach an estimate of value:

        1. estimate land value as if vacant and available to be developed to its highest and best use;

        2. estimate the replacement cost new of all improvements, including both direct and indirect costs;

        3. estimate the necessary developer's administrative overhead and profit;

        4. estimate accrued depreciation, if any, from physical, functional, and/or external causes;

        5. deduct accrued depreciation from the total cost new of all improvements;

        6. add land value and depreciated replacement cost to estimate the market value of the property by this approach.


        The Cost Approach is most relevant where sufficient information is available to reasonably estimate the replacement cost new of the improvements as well as the land value. Properties similar to the subject are typically purchased based upon the quality and quantity of the income stream that they are able to generate to the investor. The ability of a property to generate sufficient income levels in order to fulfill investor expectations is rarely tied to the cost to replace the property and, therefore, the Cost Approach is generally not considered to be a reliable indicator of value for properties such as the subject property. Further, the subject property was built in 1973, making the estimate of physical depreciation conjectural in nature. Additionally, we were not provided with detailed building plans to assist in developing a reliable replacement cost analysis. Finally, the lack of applicable multi-family vacant land sales along, or near Lake Shore Drive, make estimating an accurate land value difficult. Due to these factors, we have not the developed the Cost Approach in our analysis.

                                                       SALES COMPARISON APPROACH

--------------------------------------------------------------------------------

METHODOLOGY

        In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

        By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

        1. Research recent, relevant property sales and current offerings throughout the competitive area;

        2. Select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

        3. Identify sales that include favorable financing and calculate the cash equivalent price;

        4. Reduce the sale prices to a common unit of comparison such as price per unit, effective gross income multiplier, and overall capitalization rate;

        5. Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

        6. Interpret the adjusted sales data and draw a logical value conclusion.

        The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit. All comparable sales were analyzed on this basis. Provided on the following facing page is a summary of the improved properties that we compared with the subject property. A map displaying the location of the comparable sales relative to the subject property is found on the following page.

Insert sales summary

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

Insert sales map

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

        The sales prices exhibited by the comparable data range from $43,554 to $77,640 per unit, with an average unit sales price of $65,280 per unit. The wide range of unadjusted sale prices per unit reflect a variety of factors including unit size, unit mix, age, condition, amenities, and more importantly, the style of the units and the rents achieved by these units.

        Since this approach relies on physical units of comparison, it requires an adequate sample of recently sold properties that possess physical, economic, and financial comparability to the subject property. Implicit in this definition of comparability is the concept of utility, in that the motivation and needs of a particular segment of market demand are comparably met, or served.

        What constitutes an adequate market sample is dependent on the type of property and the market context. With respect to apartment complexes, there generally exists a relatively high degree of economic and financial comparability, as well as reasonable physical comparability, together with a level of sales activity sufficient to give credence to the Sales Comparison Approach. The preceding improved property sales represent the sales of apartment complexes that are considered comparable to the subject property.

        Comparability of the physical, neighborhood, and economic characteristics are the most important criteria in analyzing the comparable improved property sales in relation to the subject property. The comparables were constructed between 1957 and 1984, while the subject was built in 1973. Reportedly, the comparable improved property sales were in average to good condition at the time of sale. In addition, the occupancy rates of these properties were at a stabilized level at the time of purchase.

        It is noted that comparability does not imply an identical or exact duplicate, but rather the possession of a similar utility and affected by similar supply and demand forces. As such, differences exist between the subject property and the comparables that must be considered in order to estimate an accurate value for the subject property by this approach. Following is a qualitative discussion regarding noted differences between the subject property and the comparable data.

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

       QUALITATIVE ANALYSIS
       PROPERTY RIGHTS CONVEYED

       As shown on the previous facing page, all of the comparables are substantially occupied and encumbered by short-term leases; therefore, the leased fee estate was conveyed in each case.

       SELLER FINANCING/CASH EQUIVALENCY

       All of the improved sales were either financed at market terms at the time of sale or were all cash transactions. Therefore, no adjustments regarding financing were required.

       CONDITIONS OF SALE

       The buyer's motivation in comparable sale I-3 was condominium conversion. As previously discussed in the APARTMENT MARKET ANALYSIS section of this report, condominium converters will pay a premium for an apartment building. Therefore, this sale required a downward adjustment for condition of sale. We identified no special motivational conditions concerning the other three comparable improved sales and, as such, they required no adjustments for this factor.

       MARKET CONDITIONS

       The four sales occurred between February 1996 and April 1998. While conditions regarding high-rise residential investments have improved over the past several years, they have not changed significantly enough to warrant an adjustment for this factor. As such, we have not applied a market condition adjustment to the four sales presented.

       OTHER

       The additional considerations, mostly involving location, condition and age-quality issues, are described in the following property data sheets.

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

IMPROVED PROPERTY SALE I-1



--------------------------------------------------------------------------------

























--------------------------------------------------------------------------------
                           View: McClurg Court Center

      IMPROVED PROPERTY SALE I-1 is located at 600 North McClurg Court in Chicago, Illinois and is commonly referred to as McClurg Court Center. The 1,075-unit apartment building is located in Chicago's Gold Coast submarket. Smith Property Holdings purchased the high-rise building from McClurg Court Associates (Jupiter Industries) in April 1998. The sale transacted for $70,100,000 or $65,209 per unit. The transfer was reportedly all cash to the seller; therefore, no cash equivalent adjustment was required. The apartment building was approximately 95.0 percent occupied at the time of sale. The buyer reportedly plans to maintain the property as a rental building and intends to invest $4,000,000 in capital improvements in an attempt to raise achievable rent levels. In addition to the residential units, McClurg Court Center is serviced by a 52,000 square foot health club and 58,000 square feet of ground floor

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

      retail, which includes as it's largest tenant, a Cineplex Odeon Movie Theater, whose lease runs through 2007. Physically, McClurg Court Center consists of two, 45-story steel frame, common-corridor, high-rise apartment buildings constructed in 1972. The property contains a total of 1,075 residential units, with a net rentable building area of 740,000 square feet, which is inclusive of the aforementioned retail space. Due to its age and style, this property is considered to be similar to the subject property in terms of overall style, condition and tenant appeal. This property, however, enjoys a superior location when compared to the subject's location.

      McClurg Court Center offers 344 convertible units 464 square feet in size, 172 efficiency units of 464 square feet in size, 473 one-bedroom units 653 square feet in size, and 86 two-bedroom units 1,207 square feet in size. Project amenities include: the health club mentioned earlier; a sundeck; an indoor swimming pool; a sauna/steamroom; a whirlpool; a conference/community room; a 24-hour doorman; tennis courts, racquetball courts. Amenities are considered to be similar to the project amenities offered at the subject property.

      According to the selling broker, the net operating income at the time of sale equated to $5,958,500 after a deduction for replacement reserves. As such, the implied going-in capitalization rate equates to 8.5 percent. This represents a blended rate, with the residential portion of the property priced utilizing an 8.25 going-in capitalization rate. Reportedly, this transfer included only 12.67 percent of the land area. The remaining portion is on a ground lease.

IMPROVED PROPERTY SALE I-2

--------------------------------------------------------------------------------
























--------------------------------------------------------------------------------
                         View: 1120 North LaSalle Street

      IMPROVED PROPERTY SALE I-2 is located at 1120 North LaSalle in Chicago, Illinois. The apartment building is located on the border defining the Near North and the Gold Coast submarket. Clark/Diversey Properties Limited Partnership purchased the high-rise building in November 1996 from CAMCO. The sale transacted for $19,650,000 or $74,715 per unit. The transfer was reportedly all cash to the seller; therefore, no cash equivalent adjustment was required. The apartment building was approximately 99.0 percent occupied at the time of sale. The comparable consists of a 20-story masonry, common corridor high-rise apartment building. The property contains a total of 263 residential units and 3 retail units located on the first floor. The gross building area is 200,319 square feet plus a partial basement area. The residential net rentable area equals 195,409 square feet. The ground floor retail space consists of

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

      approximately 5,215 net rentable square feet. This property was constructed in 1981. The studio units range from 505 to 598 square feet, the one-bedroom units range from 733 to 846 square feet, and the two-bedroom units range in size from 933 to 953 square feet. According to the buyer, the effective gross income was $3,580,706 and the net operating income was $1,691,342, after replacement reserves. Based on the projected stabilized income, the going-in capitalization rate equates to 8.61 percent and the effective gross income multiplier was 5.49. This property is superior to the subject property in terms of location and condition, but offers an inferior amenity package when compared to the subject property.

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

IMPROVED PROPERTY SALE I-3

--------------------------------------------------------------------------------




























--------------------------------------------------------------------------------
                               View: 70 West Huron

      IMPROVED PROPERTY SALE I-3, 70 West Huron, is a 239-unit apartment complex located on the west half of the block bounded by Superior Street to the north, Clark Street to the west and Huron Street to the south. 70 West Huron is in the River North submarket of downtown Chicago. The building was purchased by Invesco from Clark Huron Associates in April 1996. The intended use is to convert the apartment building to condominiums. The sale transacted for $18,556,000, or $77,640 per apartment unit. The transfer was reportedly cash to the seller; therefore, no cash equivalent adjustment was required. The 26-story apartment building was 97 percent occupied at the time of sale. The gross building area is 257,086 square feet, the net rentable area is 215,979 square feet, and the land area is
      0.55 acres. The density equates to 435 units per acre. The basic construction is steel frame and masonry

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

      exterior walls. It was constructed in 1984 and the building was in good overall condition at the time of sale.

      The property has 239 apartment units, allocated as 48 studios, 143 one-bedroom and 48 two-bedroom units. In addition, there is a five-story parking garage with 149 covered parking spaces and 3,800 square feet of commercial space on the first floor. At the time of sale, the commercial tenants included a dry cleaner, Cooperfield's Market and a vacant space. Building amenities include a fitness center, community/party room, balconies, secured parking, patio, 24-hour security, and laundry rooms.

      The buyer will reportedly invest $2.3 million to refurbish the building for condominium use. The studio units were initially listed at $61,500 to $81,000; the one- bedroom units at $91,900 to $144,500 and the two-bedroom units were listed between $150,000 to $198,500. The effective gross income was reportedly $2,915,000 and the net operating income was $1,360,000, after replacement reserves. The indicated expense ratio is 53.3 percent. Based on the projected stabilized income, the going-in capitalization rate equates to 7.33 percent and the effective gross income multiplier was
      6.37. Overall, this property is superior to the subject in terms of condition and location, but relatively similar in regard to amenities.

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

IMPROVED PROPERTY SALE I-4

--------------------------------------------------------------------------------


























--------------------------------------------------------------------------------
                         View: 3130 N. Lake Shore Drive

      IMPROVED PROPERTY SALE I-4 is located at 3130 North Lakeshore Drive in Chicago, Illinois. The apartment building is situated in the North submarket. This property transacted in February of 1996. The purchase price equated to for $12,500,000 or $43,554 per unit. This building was constructed as a condominium building in 1972, but abandoned its sales program at the time of construction due to a soft condominium market. The transfer was reportedly all cash to the seller; therefore, no cash equivalent adjustment was required. The apartment building was approximately 96.0 percent occupied at the time of sale. The apartment net rentable area is 200,508 square feet and the commercial rentable area is 2,700 square feet.

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

      The 287-unit apartment building has an average apartment size of 699 square feet. The property has 144 indoor parking spaces. According to the buyer, the effective gross income was $2,600,000 and the net operating income was $1,348,000, after replacement reserves. Based on the stabilized net operating income, the going-in capitalization rate equates to 10.78 percent and the effective gross income multiplier was 4.81. Overall, this property is relatively similar to the subject in terms of location, but offers inferior amenities and displays an inferior condition when compared to the subject property.

       The following chart summarizes our qualitative analysis between the subject property and the comparable sales:

     ==============================================================================================================
                                      IMPROVED SALES COMPARISON-PHYSICAL ASPECTS
        COMP.                         PROPERTY                         PRICE               OVERALL RATING
         NO.                       IDENTIFICATION                     PER UNIT         RELATIVE TO THE SUBJECT

         I-1       McClurg Court Center                               $65,209                 Superior
         I-2       1120 N. LaSalle                                    $74,715                 Superior
         I-3       70 West Huron                                      $77,640                 Superior
         I-4       3130 N. Lake Shore Drive                           $43,554                 Inferior
     ==============================================================================================================

QUANTITATIVE ANALYSIS

        In addition to the consideration and adjustments necessary for location and physical property characteristics, the most important factor regarding the subject property is the net operating income per unit, relative to the comparable sales. The net operating income per unit is a significant variable and indicator. Rent levels reflect such factors as unit mix, unit sizes, unit and project amenities, age, condition, quality, location, etc., and the net operating income per unit measures the relative productivity of the complex.

        Based on the above analysis, we compared the net operating incomes ($NOIs) per unit between the enclosed sales and the subject property. With this technique, each of the respective comparable sale prices per unit is multiplied by the $NOI per unit of the subject property and then divided by the comparables corresponding $NOI per unit, which produces an adjusted value indication for the subject property. A relationship exists between the sales price per unit and the amount of income a complex is expected to achieve.

        As noted previously, the comparable sales reflect a broad range of price per unit indices from $43,554 to $77,640 per unit. As displayed, the price per unit indications vary due to variations in location, exposure, unit type, unit mix, unit sizes, project and unit amenities, age, condition, quality, and most importantly, the level and quality of rental

                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

income which is determined collectively through the market perception of the above noted factors.

        We have found price per unit indications to be primarily affected by the earning capacity of productivity of a given complex, i.e., the ability of an apartment complex to achieve a particular level of net operating income per unit. In this regard, the rental market is considered to accurately define overall property quality and condition as the typical apartment tenant is highly discerning about rental rates and strives to obtain the best possible location and space for their rental dollars. Therefore, we believe that apartment complexes can be effectively analyzed by their net operating income per unit, as this reflects a property's income producing capabilities and operating efficiencies.

        The sales price per unit generally increases as the productivity ($NOI per unit) of a particular complex increases. On occasion, some of the comparables may display comparatively lower $NOI's per unit, but higher prices paid on a per unit basis. This circumstance can be produced by the perceived upside potential found in the comparable, the structure of existing leases, or by changing rate of return requirements. Other variations in the general relationship can occur when properties are in a non-stabilized, or otherwise distressed condition when purchased.

        Provided in the following chart is a summary of adjustment grid which accounts for the disparity of the net operating incomes ($NOI's) per unit between the comparables and the subject property. Again, with this technique, each of the respective comparable sale prices per unit are multiplied by the $NOI per unit of the subject and then divided by the comparables corresponding $NOI per unit, which produces an adjusted value indication for the subject property. The adjusted value indications for the subject property are subsequently presented:

===============================================================================================================
                                   PRICE PER SQUARE UNIT ADJUSTMENT SUMMARY
                                             (BASED ON $NOI/UNIT)
---------------------------------------------------------------------------------------------------------------
Sale Number         Sale                     Subject                   Sale                      Adjusted
                   $/Unit           X     $NOI/Unit (1)     /        $NOI/Unit         =        Price/Unit
---------------------------------------------------------------------------------------------------------------
    I-1         $65,209/Unit        X      $4,952/Unit      /       $5,543/Unit        =       $58,256/Unit
    I-2         $74,715/Unit        X      $4,952/Unit      /       $6,433/Unit        =       $57,514/Unit
    I-3         $77,640/Unit        X      $4,952/Unit      /       $5,691/Unit        =       $67,558/Unit
    I-4         $43,554/Unit        X      $4,952/Unit      /       $4,695/Unit        =       $45,938/Unit
===============================================================================================================
(1) Subject's NOI/Unit established in the Income Approach section.
===============================================================================================================

        The adjusted sale prices per unit range from $45,938 to $67,558 with an average adjusted sale price of approximately $57,317 per unit. Based on our analysis of the subject's physical and locational characteristics in relation to each of the comparable properties, we believe the value of the subject property would lie within the range of the

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                                                     SALES COMPARISON APPROACH
------------------------------------------------------------------------------

adjusted sale prices indicated by the comparable sales, or from $53,000 to $55,000 per unit. Centering on the mid-aspect of this range, or at $54,000 per unit, and using the subject total unit count of 901, an overall value conclusion for the subject property by the SALES COMPARISON APPROACH of $48,650,000, as rounded, is indicated.
                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

METHODOLOGY

       The Income Approach based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected for the property is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection.

       The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, the net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. Where the pattern of income is irregular due to existing leases that will terminate at staggered future dates or due to the stabilization requirement on a newer development, the discounted cash flow analysis is the most accurate.

        In our opinion the direct capitalization method is most appropriate here. The property is operating at a stabilized level and this is the analytical method most likely to be used by potential investors. Again, with this technique the estimated net operating income for the subject property is divided by an overall rate extracted from market sales to indicate a value estimate for the subject property.

POTENTIAL GROSS INCOME
        APARTMENT INCOME

        The potential gross revenue generated from the subject property comprises a number of distinct elements: the monthly rental income generated from the building's residents, the income generated by the building's commercial tenants, parking related income, and miscellaneous income incurred in the ownership and operation of the real estate. Deductions from these income categories include a vacancy/credit loss and operating expenses.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

Insert rental chart

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

       The subject property has 901 apartment units, of which, 896 are available for lease. The remaining five units are provided rent-free to employees (2 units) or are utilized as model units (3 units). In order to estimate the market rent for the actively leased apartment unit types at the subject property, we surveyed the competitive apartment market. The results of our survey were previously presented in the APARTMENT MARKET ANALYSIS section of the report and reference is made thereto. The pertinent information for the four competitive high-rise apartment complexes is presented on the facing page and has been summarized in the following table. The apartment buildings are generally located in the Wrigleyville/Lakeview/Rogers Park neighborhoods, generally within three blocks of Lake Shore Drive. Additionally, all of the properties are located within a one-mile radius of the subject property.

       The following chart summarizes our survey of the four competitive apartment complexes, by unit type:

     ===============================================================================================================
                                        SUMMARY OF COMPETITIVE APARTMENT SURVEY
     ===============================================================================================================
                                   TOTAL                               RANGE OF AVERAGE          AVERAGE GROSS
           UNIT TYPE          NUMBER OF UNITS   AVERAGE UNIT SIZE       MONTHLY RENTAL           MONTHLY RENTAL
                                 SURVEYED             PER SF               RATES/SF                 RATE/SF
     ----------------------- ------------------ ------------------- ----------------------- -----------------------
     Studio/Convertible             454                569             $1.25 - $1.94/SF            $1.48/SF
     ----------------------- ------------------ ------------------- ----------------------- -----------------------
     1BR/1BA                        765                794             $1.10 - $1.93/SF            $1.33/SF
     ----------------------- ------------------ ------------------- ----------------------- -----------------------
     2BR/2BA                        324               1,072            $1.04 - $1.88/SF            $1.32/SF
     ----------------------- ------------------ ------------------- ----------------------- -----------------------
     3BR/2BA                        23                1,205            $1.26 - $1.39/SF            $1.32/SF
     ----------------------- ------------------ ------------------- ----------------------- -----------------------
     TOTAL                         1,566               791             $1.13 - $1.92/SF            $1.37/SF
                                                (Weighted Average)                            (Weighted Average)
                                                                      (Weighted Average)
     ==============================================================================================================

       Although the preceding four competitive apartment buildings were considered in our analysis, we have placed equal weight on current leases-in-place recently negotiated at the subject property. Presented on the following facing page is the unit mix with the average ACTUAL rents currently in-place for each of the subject's unit types. Presented in the subsequent chart, we show the range and average of ASKING market rents for each of the subject's units types.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

   ==========================================================================================================================

                                    UNIT MIX/CURRENT OCCUPANCY/AVERAGE ACTUAL RENTAL RATES

                                                          NET              NO.                        AVERAGE
                                NO.         SIZE        RENTABLE          UNITS                        ACTUAL         RENT
   UNIT TYPE                  UNITS         (SF)        AREA (SF)         LEASED       OCCUPANCY       RENT          PER SF
   ==========================================================================================================================
   Studio-A5                   53            533         28,249             51             96%        $   793        $   1.49
   Studio-A9                   53            533         28,249             48             91%        $   799        $   1.50
   Studio-A11                  31            533         16,523             31            100%        $   754        $   1.41
   Convertible-A7              53            600         31,800             51             96%        $   858        $   1.43
   1BD/1BA-B3                  53            762         40,386             52             98%        $   987        $   1.30
   1BD/1BA-B11                 22            762         16,764             21             95%        $   926        $   1.22
   1BD/1BA-B13                 53            762         40,386             52             98%        $   981        $   1.29
   1BD/1BA-B15                 53            762         40,386             52             98%        $   995        $   1.31
   1BD/1BA-B16                 53            834         44,202             53            100%        $ 1,001        $   1.20
   1BD/1BA-B4                  53            835         44,255             53            100%        $ 1,006        $   1.20
   1BD/1BA-B6                  53            835         44,255             51             96%        $   984        $   1.18
   1BD/1BA-B8                  53            835         44,255             51             96%        $   956        $   1.14
   1BD/1BA-B12                 53            835         44,255             50             94%        $ 1,001        $   1.20
   1BD/1BA-B14                 53            835         44,255             52             98%        $   990        $   1.19
   1BD/1BA-B17                 53            841         44,573             51             96%        $ 1,005        $   1.20
   2BD/2BA-F1                  53          1,150         60,950             51             96%        $ 1,508        $   1.31
   2BD/2BA-F2                  53          1,150         60,950             50             94%        $ 1,456        $   1.27
   2BD/2BA-F10                 53          1,150         60,950             52             98%        $ 1,456        $   1.27
   ==========================================================================================================================
   TOTAL/WEIGHTED AV.         901            816        735,643            872             97%        $ 1,025        $   1.26
   ==========================================================================================================================


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


                                                                 INCOME APPROACH
--------------------------------------------------------------------------------


===================================================================================================================
SUMMARY OF MARKET RENTAL RATES FOR PARK PLACE TOWER

===================================================================================================================
                                ASKING MARKET        AVERAGE ASKING     ASKING MARKET RENTAL     AVERAGE ASKING
   UNIT TYPE     UNIT SIZE     RENTAL RANGE PER      MONTHLY RENTAL            RANGE             RENTAL RATE PER
                                    MONTH                 RATE         RATE PER SF, PER MONTH     SF, PER MONTH
---------------- ----------- --------------------- ------------------- ----------------------- --------------------
Studio              533           $ 728 - $ 960           $  779        $1.37-$1.80                     $   1.46
Convertible         600           $ 836 - $ 933           $  859        $1.39-$1.56                     $   1.43
1BD/1BA             762           $ 910 - $1,092          $  971        $1.19-$1.43                     $   1.27
1BD/1BA             834           $ 910 - $1,092          $1,000        $1.09-$1.31                     $   1.20
1BD/1BA             835           $ 910 - $1,092          $  991        $1.09-$1.31                     $   1.19
1BD/1BA             841           $ 910 - $1,092          $1,003        $1.08-$1.30                     $   1.19
2BD/2BA           1,150           $1,333 - $1,782         $1,493        $1.16-$1.55                     $   1.30
===================================================================================================================

       The average asking rents for each of the subject's unit types fall within the ranges displayed by the direct competition and are consistent with average achieved rent levels at the subject property. As such, we believe the quoted rental rates at the subject property are consistent with its competition, are market oriented and are supported by actual leasing activity at the subject property.

       In establishing the subject's potential apartment gross income in a 12-month period, we calculated the average ACTUAL rental collection for each of the subject's unit types. We then applied these averages to their respective unit types for each month of the 12-month period. Based on this formula, the subject's estimated potential apartment gross income in the next 12 months from the effective date of this appraisal equates to $11,194,488.

       COMMERCIAL INCOME

       The subject property has 11,175 square feet of commercial/office space on the street and second floor levels. Retail tenants include Park Place Foods, Critic's Choice Video Rental, a Beauty Salon and Foremost Dry Cleaners. These establishments, all retail in nature, are located on the first floor of the complex. Additionally, there is approximately 6,409 square feet of office space divided into approximately 13 suites, of which 300 square feet is currently vacant and available for lease. All office suites are located on the second floor of the complex. Historically, the subject property collected net commercial income of approximately $206,582 in 1996, $109,661 in 1997, $125,523 in 1998 while management budgeted net commercial income in 1999 at approximately $97,431. We have estimated potential gross income for the subject's commercial space in the first 12 months at $100,000. To this figure we have applied our general vacancy/collection loss factor of 5.0 percent.

       PARKING GARAGE INCOME

       The two- and three-story parking garage at Park Place Tower offers roughly 593 parking spaces. Rates range from $115 to $160 per space per month. Historically, the subject property collected parking income of $615,733 in 1996, $595,548 in 1997 and $656,561 in


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                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

1998. Additionally, property management budgeted parking income at $618,000 in 1999. We have estimated potential gross income for the subject's parking garage in the first 12 months at $620,000. To this figure we have applied our general vacancy/collection loss factor of 5.0 percent.

       OTHER INCOME

       Other income for the subject property is generated from forfeited security deposits, additional pet charges, pool side cabana rentals, credit report fees, late payment penalties, termination fees, storage income, laundry income and other various sources. Historically, the subject property collected other income of $216,533 in 1996, $192,054 in 1997 and $242,821 in 1998.
Additionally, property management budgeted other income at $250,841 in 1999. Based on historical collections and property management's projected figures, we have stabilized this component of income for the subject property at $225,000.

       CONCLUSION-POTENTIAL GROSS INCOME (PGI)

       The various factors comprising the subject's potential gross income include: Apartment rental collections; Retail/commercial rental collections; Parking revenue; and Other income. Combining the expected revenues generated by these various components results in an annual estimated gross potential income of $12,139,488 for the subject property. Historically, the subject generated a PGI of $10,996,240 in 1996, $11,180,834 in 1997 and $11,780,643 in 1998. Between
1996 and 1997, the subject's PGI displayed an increase of 1.68 percent, while between 1997 and 1998, the subject property's PGI grew by 5.36 percent. Our estimate represents a 3.05 percent increase over the subject's 1998 achieved potential gross income, a figure near, but slightly below the mid-aspect of the demonstrated growth rates. In addition, ownership reflects a budgeted PGI in 1999 of $12,099,168. Based on historical collections, the indicated annual growth rates and ownership's projected figure, we believe our PGI estimate of $12,139,488 is reasonable and supported by operations at the subject property.

       In order to arrive at the subject property's effective gross income
(EGI), we must address three factors: a vacancy and collection loss factor, income lost to non-revenue units and any concessions which may, or may not be relevant. Once the subject's EGI is established, operating expenses will be stabilized and deducted from the EGI in order to arrive at a net operating income (NOI) for the subject property.

VACANCY AND CREDIT LOSS

       Investors are primarily interested in the effective income a property is likely to produce during the holding period (12 months), rather than the gross potential income at 100 percent

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

occupancy with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss as tenants vacate, fail to pay rent or pay rent late.

      In determining the appropriate vacancy and collection loss, we considered vacancy levels in the subject's North submarket, at the competitive properties and the subject property's historical experience. As discussed in the APARTMENT MARKET ANALYSIS section of the report, the vacancy rate for Class A apartment buildings in the subject's North submarket was 97.30 percent as of July 1998. Further, our survey of the four competitive apartment complexes indicated a range of 96.0 to 100.0 percent, with an average of 97.75 percent. In our analysis, the historical and current occupancy levels at the subject property were also given consideration. As of the July 31, 1999 rent roll provided, the subject property displayed an occupancy rate of 96.78 percent. Historically, property management at the subject indicates that occupancy levels have been maintained within the upper-aspect of the 90 percentile for the better part of the past three calendar years. A historical occupancy report, however, was not provided to the appraiser.

      Upon review of occupancy levels in the North submarket of Chicago, the occupancy levels at directly competitive properties and historical/current occupancy levels at the subject property, we have estimated a 4.0 percent vacancy rate for the subject property. We have also included a 1.0 percent deduction of potential gross income to reflect potential credit loss.

NON-REVENUE UNITS

       According to property management, Park Place Tower maintains three model units and two employee occupied units. In order to account for these non-revenue units, we have deducted the possible income generated by these units from the subject's overall gross potential income. Historically, the subject has lost $65,688 in 1996 to non-revenue units, $59,900 in 1997, $75,719 in 1998 and expects to lose $74,592 in 1999 to non-revenue units. We have based our estimate by applying the appropriate average actual rental collection for each of these unit types in order to gauge the amount of income lost to non-revenue units at the subject property. Based on this formula, we have deducted $61,692 in the 12 months following the effective date of this analysis to account for the subject's non-revenue units. Our estimated amount is consistent with historical losses to non-revenue units at the subject property.

RENTAL CONCESSIONS

       Conversations with property managers at competing complexes, revealed that rental concessions to prospective tenants are minimal to non-existent within the subject's market.


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                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

This is primarily due to strong occupancy rates, and an overall healthy apartment submarket (see Apartment Market Analysis section for further details). Concessions, however, have historically been reflected in the operating statements provided by ownership. In 1996, the

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

Insert historical operating

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

subject property reported concession losses of $78,943; in 1997, $60,619; in 1998, $52,123; and are budgeted in 1999 at $21,000. Based on historical operations at the subject property, we believe it is necessary to reflect this charge against the subject's potential gross income. As such, we have estimated a concession loss of $50,000 at the subject property in the first 12 months of operations at the subject property.

CONCLUSION-EFFECTIVE GROSS INCOME (EGI)

       By deducting our estimated vacancy and collection loss estimations of $595,724 and $119,145, respectively, and our estimated concession charge of $50,000 plus the lost income associated with non-revenue units of $61,692 from the previously established PGI of $12,139,488, we arrive at an estimated EGI of $11,312,927 for the subject property. Historically, the subject generated an EGI of $10,098,572 in 1996, $10,736,277 in 1997 and $11,220,590 in 1998.
Additionally, ownership reflects a budgeted EGI in 1999 of $11,549,032. Based on historical collections and ownership's projected figure, we believe our EGI estimate of $11,312,927 is reasonable and supported by operations at the subject property.

OPERATING EXPENSES

        Our estimates of operating and fixed expenses are based upon a review of known operating statements of other apartment projects, as well as historical information provided by the client. The subject property represents a high-rise apartment complex located in downtown Chicago, and therefore has more amenities, higher maintenance costs and significantly higher real estate taxes when compared to traditional, suburban garden-style apartment complexes. We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. The historical operating statements for the subject property are summarized on the facing page. A summary of operating expenses at comparable properties is included on the following facing page.

       ADMINISTRATIVE - This expense category includes office supplies and equipment, legal and professional fees, office telephone expenses, dues and subscriptions and a variety of other office operation related expenses. Historically, the subject has incurred administrative expenses of $164,932 in 1996, $165,081 in 1997 and $160,309 in 1998. Additionally,
       ownership reflects a budgeted administrative expense in 1999 of $165,945. Mindful of the fact that the management fee covers many similar expenses, and based on historical collections and ownership's projected figure, we believe $165,000 for administrative expenses is reasonable and supported by operations at the subject property.

       ADVERTISING/MARKETING - Marketing expenses include the costs of advertising in local directories; tenant retention promotions, referral and broker commissions and credit report expenses. Historically, the subject has incurred marketing/advertising expenses of $370,764 in 1996, $315,581 in 1997 and $292,412 in 1998.

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--------------------------------------------------------------------------------

       Insert comparable expenses

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

       Additionally, ownership reflects a budgeted advertising expense in 1999 of $304,539. Based on historical and projected amounts, we believe $300,000 for advertising/marketing related expenses is reasonable and supported by operations at the subject property.

       PAYROLL - Payroll expenses are directly connected to the administration of the complex, including the property manager's salary, payroll associated with office personnel, leasing agents, the doorman's salary and maintenance salaries. This category also accounts for workmen's compensation, payroll taxes and any benefits associated with salaried personnel. Historically, the subject has incurred payroll expenses of $1,128,970 in 1996, $1,163,549 in 1997 and $1,172,900 in 1998.
       Additionally, ownership reflects a budgeted salary expense in 1999 of $1,187,262. Based on historical collections and ownership's projected figure, we believe $1,200,000 for payroll related expenses is reasonable and supported by operations at the subject property.

       UTILITIES - Utility expenses include trash removal, electricity in the common areas and vacated units, natural gas and water/sewer. Historically, the subject has incurred utility expenses of $810,322 in 1996, $902,212 in 1997 and $760,546 in 1998. Additionally, ownership reflects a budgeted utility expense in 1999 of $964,916. Based on historical collections and ownership's projected figure, we believe $950,000 for utility related expenses is reasonable and supported by operations at the subject property.

       REPAIRS AND MAINTENANCE - This expense category covers HVAC maintenance, elevator maintenance, grounds maintenance, exterior and interior building maintenance, interior decorating, unit carpet replacement, extermination fees, janitorial supplies, uniforms, miscellaneous supplies and licenses/inspection fees and a variety of other maintenance related costs. Historically, the subject has incurred repairs and maintenance expenses of $588,695 in 1996, $738,827 in 1997 and $628,346 in 1998.
       Additionally, ownership reflects a budgeted repairs and maintenance expense in 1999 of $615,254. Based on historical collections and ownership's projected figure, we believe $625,000 for repairs and maintenance related expenses is reasonable and supported by operations at the subject property.

       MANAGEMENT FEE - Management expenses in the downtown apartment market typically range from 2.0 to 4.0 percent of effective gross income. The management fee at the subject property has historically equated to roughly 3.0 to 3.5 percent of effective gross income. We have projected the management fee at 3.5 percent of effective gross income, or $395,952.

       REAL ESTATE TAXES - Real estate taxes for the subject are discussed in greater detail within the REAL ESTATE TAXES AND ASSESSMENTS section of this report. Please refer to this section for a complete discussion, as our estimated real estate tax liability of $2,700,000 for the subject property varies significantly from historical real estate tax liabilities incurred at the subject property.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

       INSURANCE - Historically, the subject has incurred an insurance expense of $147,615 in 1996 and is budgeted at $118,668 in 1999. Figures for 1997 and 1998 were skewed by insurance related claims and payouts, and as such, were considered unreliable examples. Due to this accounting practice, we have placed little credence on the 1996 and budget 1999 figures as well. Instead, we have primarily relied on our experience with the insurance expense at similar buildings in the subject's submarket, as well as the insurance related expenses demonstrated by the comparables on the facing page. Based on historical collections and ownership's projected figure, we believe $0.15 per square foot, or approximately $110,000 for insurance related expenses at the subject property is reasonable and supported by market data.

DISCUSSION AND CONCLUSION

       The total combined stabilized operating expenses for the subject property during the initial fiscal year, which begins August 2, 1999, are forecasted at $6,445,952. This reflects corresponding expense levels of $7,154 on a per unit basis, and 57.0 percent (before reserves) of the annual effective gross income. The subject's expense ratio falls within the range of ratios indicated by comparable data, and is also generally consistent with the per unit expense range displayed by the comparables.

       The more market sensitive comparisons for expenses at apartment complexes relates to expenses per square foot and per unit, with the percentage correlation between expenses and effective gross income being a less sensitive method due to the variables associated with apartment revenue. Expenses for apartments are generally consistent with respect to most categories and, as such, comparisons on an expense-per-square foot and expense-per-unit are more market sensitive.

       The subject's expense levels generally fall within or near the ranges indicated by those items for which specific detail was obtainable. The subject's overall expense amount is within the range of expenses indicated by the comparables. As the subject represents a Class A, high-rise apartment building in average condition, our forecasted amounts are considered to be a reasonable estimation for the subject property for the 12 months following the date of valuation, consistent with the need to show a stabilized expense level for capitalization purposes.

RESERVES FOR REPLACEMENTS

        In regard to older, high-rise apartment complexes such as the subject property, investors typically make an allowance of $250 to $500 per unit for future replacement reserves such as exterior painting, roof replacement, parking lot resurfacing and renovation


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


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--------------------------------------------------------------------------------

of common area amenities. Recent market trends indicate that while the replacement reserve allowance was traditionally treated as a below-the-line expense item, it has become commonplace to include an allocation for this expense above the net operating income line. Based on the subject's age and condition, and mindful of the fact that we have allocated some unit turnover costs within the repairs and maintenance expense category, we have estimated capital reserves at $450 per unit.

CAPITAL EXPENDITURES

       According to documentation provided by ownership, the subject property is projected to incur a number of one-time capital expenditures which may, or may not be required over the near- to mid-term future. The economic impact of several of these potential costs have already been included in our replacement reserve fund discussed earlier and reference is made thereto. In order to reflect the potential impact of the remaining capital expenditure items on the market value of the subject property, the appraiser must either make a "lump-sum" deduction from their final value estimate for any future costs expected to be incurred or the appraiser may categorize these items as potential risk factors and address them through the selection of an appropriate going-in capitalization rate. The capitalization rate is generally perceived as a barometer which investors utilize in an attempt to reflect known and unknown risk factors associated with a real estate investment. The capitalization rate is then applied to a property's stabilized net operating income (NOI) in order to convert the property's NOI into a market value estimate. We believe that, due to the somewhat nebulous nature regarding the timing of these expenditures coupled with the conjectural nature associated with the process of present valuing future potential expenses into a "lump-sum" estimate, the economic impact of future capital expenditures at the subject property is best reflected as a risk related factor. As such, we have added an additional 50 basis points to our going-in capitalization rate for the subject property to reflect any unforeseen capital expenditures which may, or may not be incurred over the near- to mid-term future.

DIRECT CAPITALIZATION
       LOCAL SALES

       In the Direct Capitalization method, we estimated market value by dividing stabilized net operating income, after reserves, by an overall rate derived from our analyses of market sales and computed by dividing the net operating income from a sold property by its sale price. Presented in the table below are overall rates of return from our market sale comparisons.

               SUMMARY OF APARTMENT OVERALL RATES (OARS)
       =========================================================
          SALE        SALE DATE         CAPITALIZATION RATE
       =========================================================

           I-1           4/98                  8.50%
       =========================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------


           I-2          11/96                  8.61%
           =========================================================
           I-3           4/96                  7.33%
           =========================================================
           I-4           2/96                 10.78%
           =========================================================

       The indicated range of market capitalization rates is from 7.33 to 10.78 percent, with an average capitalization rate of 8.81 percent. All of the transactions are noted as consisting of apartment complexes with property and operational differences to the subject that have been considered.

       The capitalization rate for sale I-3 is considered too aggressive for the subject property, as this property was purchased with the intent of converting to condominium ownership. Generally, buyers will pay a premium when purchasing an apartment complex for condominium conversion. According to the buyer of this property, INVESCO, was willing to pay a premium of roughly 75 to 100 basis points over the remaining pool of buyers for 70 West Huron. The capitalization rate for sale I-4 is considered to high for the subject property, as this property represents older product which offers inferior amenities, inferior views and subsequently a lower NOI per unit indication when compared to the subject property. Comparable sale I-2's capitalization rate is somewhat applicable to the subject property, however, this sale is found in a stronger submarket and displays a higher NOI per unit when compared to the subject property. Finally, the overall capitalization rate implied for sale I-1 is thought to be relatively applicable to the subject property due to the motivation behind the sale, as well the physical similarities this property shares with the subject. These factors are somewhat off-set by this property's location in a stronger submarket and subsequent higher NOI per unit indication.

       Of equal importance to capitalization rates displayed by local high-rise apartment sales, is an investor's perception of the subject property's ability to generate future income. This perception is two-tiered. The first component is comprised of macro-economic issues such as asset class and overall market conditions pertaining to a particular product type. The second factor addresses whether potential economic "upside" exists at a specific property. Combined, these components allow for the reasonable estimation of a real estate investor's most likely actions.

       Macro-economic issues affecting the subject property were addressed in the REGIONAL and APARTMENT MARKET ANALYSES sections of this report, and reference is made thereto. Overall, Chicago enjoys a healthy and diversified economy with strong job growth resulting in low unemployment, increasing salaries, and a sense of long-term security. In short, Chicago provides a stable economic base which is poised for future growth. As a direct

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

result, real estate classes, including multi-family product, have benefited. As stated in our APARTMENT MARKET ANALYSIS, "Investors are particularly interested in acquiring apartments within urban location due to the resurgence of residential living in downtown areas". Based on these and a variety of other positive factors, we believe a potential investor would have an optimistic outlook regarding the macro-economic issues affecting the subject property.

       More localized, or specific factors determining the subject potential economic upside were discussed in the NEIGHBORHOOD and APARTMENT MARKET ANALYSES, sections of this report, and reference is made thereto. In summary, we believe the subject's direct proximity to Lake Michigan and Chicago's CBD coupled with its strategic position in the desirable Wrigelyville/Lakeview neighborhood greatly enhances its ability to grow rental, parking, and commercial revenues beyond the revenue increases witnessed at its direct competition. As such, it is our opinion that a potential investor would perceive a moderate amount of "upside" when pricing the subject property.

       Based on our analysis of the subject property, relative to the comparable improved sales, and perceived investor interest, we have concluded an appropriate going-in capitalization rate near the mid-aspect of the market range, or at 8.75 percent. This rate is further supported by conversations with Brian Nagle of Cushman & Wakefield and Brian McCauliffe of CB Richard Ellis, both of whom are active in the selling of downtown, investment grade properties.

NATIONAL INVESTOR SURVEYS

       In a further attempt to support our estimated going-in capitalization rate for the subject property, we turn to two nationally recognized investor surveys. A review of the most recent KORPACZ REAL ESTATE INVESTOR SURVEY (Second Quarter 1999) and the CUSHMAN & WAKEFIELD NATIONAL INVESTOR SURVEY (Spring/Summer 1999) indicates going-in capitalization rates for institutional grade, Class A, apartment complexes ranging from 7.5 to 11.0 percent, before allocations of reserves. The following chart summarizes the surveys:

================================================================================================================
  (2ND QUARTER     FREE AND CLEAR EQUITY      FREE AND CLEAR       FREE AND CLEAR EQUITY      FREE AND CLEAR
     1999 &        CAP RATE (KORPACZ) OR      EQUITY CAP RATE        IRR (KORPACZ) OR           EQUITY IRR
     SPRING/         GOING-IN CAP RATE         (KORPACZ) OR              IRR (C&W)              (KORPACZ)
  SUMMER 1999)             (C&W)             GOING-IN CAP RATE             RANGE                    OR
                           RANGE                   (C&W)                                        IRR (C&W)
                                                  AVERAGE                                        AVERAGE
================================================================================================================
     Korpacz           7.5% to 11.0%               8.83%              10.0% to 15.0%              11.48%
----------------------------------------------------------------------------------------------------------------
    Cushman &          7.5% to 9.20%               8.45%                9.80%-15.0%               11.85%
    Wakefield
================================================================================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

       Insert pro-forma

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

       CONCLUSION

       With regional and national investors using capitalization rates between
7.5 and 9.0 percent; high levels of occupancy in the subject submarket, and local apartment sales ranging between 7.5 and 10.5 percent, we have selected an overall capitalization rate, applicable to capitalizing the market derived net operating income for the subject property of 8.75 percent. As discussed previously under the Capital Expenditure heading within this section of the analysis, we believe that an additional 50 basis points to the subject's capitalization rate is appropriate in order to reflect the unforeseen risk of potential capital expenditures at the subject property in the near- to mid-term future. As such, our concluded going-in capitalization rate for the subject property equates to 9.25 percent. We believe this rate appropriately reflects the relative risk associated with the subject property.

       Our 12-month pro forma for the subject property is displayed on the facing page. The subject's net operating income was capitalized as follows:

                             Capitalization Rate Selected: 9.25 Percent
=====================================================================================================
                              DIRECT CAPITALIZATION - PARK PLACE TOWER
=====================================================================================================
Net Operating Income, After Replacement Reserves                                          $4,461,524
Divided by Overall Capitalization Rate                                                         9.25%

Estimated Market Value                                                                   $48,232,695
=====================================================================================================
Rounded Value Estimate By Direct Capitalization:                                         $48,250,000
=====================================================================================================


       Therefore, based on the above, we have estimated the market value of the subject property, by the INCOME APPROACH, at $48,250,000, as rounded.

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

        The relevant approaches indicate the following values for the subject property:

        Cost Approach                                                     N/A

        Sales Comparison Approach                                 $48,650,000

        Income Approach                                           $48,250,000

        The purpose of the reconciliation and final value estimate is to emphasize the approach or approaches we believe would be most greatly utilized by a potential purchaser in determining the value of the subject property.

        We considered both the Sales Comparison and Income Approaches of primary relevance. The Sales Comparison approach is critical in determining per unit prices around which participants are trading, and in determining factors that add and detract from value - including expense ratios, occupancy levels, and location factors. This approach is very relevant in the subject's valuation, and we have emphasized it moderately in our determination of final value. It does not, however, completely reflect the value from differing income streams. As a result, we do not place primary emphasis on the value resulting from Sales Comparison.

        Because all operating income is derived from various rental revenue sources, the Income Approach is a critical approach to value. Buyers are concerned with current revenue as it relates to future revenue, and current expenses as they relate to expected future expenses. The Income Approach benefits from a strong reporting history for the subject, and plentiful comparable information, including market survey data, rental comparison data, and OAR information. The Income Approach has received strong emphasis in our determination of final value. The direct capitalization method is the primary method upon which investors in the market determine value for stabilized properties like the subject, and is the primary valuation methodology emphasized in this report.

       Giving primary weight to the indication of value via the INCOME CAPITALIZATION APPROACH, as supported by the SALES COMPARISON APPROACH, it is our opinion that the leased fee market value of subject property, disregarding existing financing and considering the assumptions, limiting conditions, certification and definitions, as of August 2, 1999, the AS IS valuation date, is:

             FORTY EIGHT MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

                                   $48,250,000

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

MARKETING TIME

        Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal.) The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

        Based on our discussions with local real estate professionals, we have concluded that a marketing period of approximately 9 months would be required in order to sell the subject property. This estimate is based on our conversations with brokers familiar with the local high-rise apartment market, as well as actual marketing time of similar apartment complexes located in the downtown Chicago area. The value conclusions expressed in this report are based on current market conditions. These value estimates should not be interpreted as being representative of the final price at which the property might sell throughout the entire marketing period, due to uncertain market conditions.

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken. We relied on documentation provided by the owner as to the current principal amount of the tax exempt loan and as to the annual principal, interest and fee payments related to serving that debt.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

     structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

                                                      CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

We certify that, to the best of our knowledge and belief:

1. Craig A. Schumacher inspected the property, and Michael J. Schaeffer and Stephen B. Kay, MAI have reviewed and approved the report, but did not inspect the interior of the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Stephen B. Kay, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


   Craig A. Schumacher     Stephen B. Kay, MAI         Michael J. Schaeffer
   Senior Appraiser        Senior Appraiser            Director, Manager
                           Illinois Certification      Illinois Certification
                           #153-001054                 #153-000885

                                                                         ADDENDA
--------------------------------------------------------------------------------



                              LETTER OF ENGAGEMENT

                                LEGAL DESCRIPTION

                                    RENT ROLL

                                   FLOOR PLANS

                                INVESTOR SURVEYS

                          QUALIFICATIONS OF APPRAISERS

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------


                                        UNIT MIX & OCCUPANCY (2)

==================================================================================================
                        UNIT MIX/CURRENCY OCCUPANCY/AVERAGE ACTUAL RENTAL RATES

                                          NET         No.                  AVERAGE
                     NO.       SIZE    RENTABLE      UNITS                  ACTUAL      RENT
UNIT TYPE           UNITS       (SF)    AREA (SF)   LEASED    OCCUPANCY      RENT      PER SF
==================================================================================================
Studio-A5            53         533      28,249         51         96%    $   793       $1.49
Studio-A9            53         533      28,249         48         91%    $   799       $1.50
Studio-A11           31         533      16,523         31        100%    $   754       $1.41
Convertible-A7       53         600      31,800         51         96%    $   858       $1.43
1BD/1BA-B3           53         762      40,386         52         98%    $   987       $1.30
1BD/1BA-B11          22         762      16,764         21         95%    $   926       $1.22
1BD/1BA-B13          53         762      40,386         52         98%    $   981       $1.29
1BD/1BA-B15          53         762      40,386         52         98%    $   995       $1.31
1BD/1BA-B16          53         834      44,202         53        100%    $ 1,001       $1.20
1BD/1BA-B4           53         835      44,255         53        100%    $ 1,006       $1.20
1BD/1BA-B6           53         835      44,255         51         96%    $   984       $1.18
1BD/1BA-B8           53         835      44,255         51         96%    $   956       $1.14
1BD/1BA-B12          53         835      44,255         50         94%    $ 1,001       $1.20
1BD/1BA-B14          53         835      44,255         52         98%    $   990       $1.19
1BD/1BA-B17          53         841      44,573         51         96%    $ 1,005       $1.20
2BD/2BA-F1           53       1,150      60,950         51         96%    $ 1,508       $1.31
2BD/2BA-F2           53       1,150      60,950         50         94%    $ 1,456       $1.27
2BD/2BA-F10          53       1,150      60,950         52         98%    $ 1,456       $1.27
=============================================================================================
TOTAL/WEIGHTED AV   901         816     735,643        872         97%    $ 1,025       $1.26
=============================================================================================


=================================================
                             UNIT MIX

                                          NET
                     NO.       SIZE    RENTABLE
UNIT TYPE           UNITS       (SF)    AREA (SF)
=================================================
Studio-A5            53         533      28,249
Studio-A9            53         533      28,249
Studio-A11           31         533      16,523
Convertible-A7       53         600      31,800
1BD/1BA-B3           53         762      40,386
1BD/1BA-B11          22         762      16,764
1BD/1BA-B13          53         762      40,386
1BD/1BA-B15          53         762      40,386
1BD/1BA-B16          53         834      44,202
1BD/1BA-B4           53         835      44,255
1BD/1BA-B6           53         835      44,255
1BD/1BA-B8           53         835      44,255
1BD/1BA-B12          53         835      44,255
1BD/1BA-B14          53         835      44,255
1BD/1BA-B17          53         841      44,573
2BD/2BA-F1           53       1,150      60,950
2BD/2BA-F2           53       1,150      60,950
2BD/2BA-F10          53       1,150      60,950
=================================================
TOTAL/WEIGHTED AV   901         816     735,643
=================================================



                                 Tax Assessment

=====================================================================
   Assessors' Market Value
                Land                                              $0
                Improvements                                      $0
                                                    -----------------
   Total Market Value                                             $0
   Assessment Ratio                                               0%
                                                    -----------------
   Total Assessment                                               $0
   Combined City and County Tax Rate                           $0.00
                                                    -----------------
   Total Tax (1994)                                               $0
=====================================================================


====================================================================================================================================
                                                         APARTMENT LAND SALES SUMMARY
====================================================================================================================================
                                                                                                                         PRICE PER
                                                       SALE                           SIZE        UNITS       PRICE      PERMITTED
  NO.                         LOCATION                 DATE        SALES PRICE      (ACRES)     PERMITTED    PER ACRE      UNIT
====================================================================================================================================
====================================================================================================================================













====================================================================================================================================



                                               Replacement Cost New

=================================================================================================================
                                          ESTIMATING REPLACEMENT COST NEW
    DIRECT CONSTRUCTION COSTS
    Buildings                          250,000 Square Feet
    Replacement Cost                    $30.00 Per Square Foot                                        $7,500,000
    Site Development Costs                                                                              $500,000
    Recreational Amenities and Site
      Improvements                                                                                      $500,000
                                                                                                  ---------------
    Total Direct Costs                                                                                $8,500,000
                (Per Square Foot)                   $34.00

    INDIRECT CONSTRUCTION COSTS
    Architectural and Engineering
                      2.00%  of Direct Costs                                             $170,000
    Interim and Permanent Loan Fees
                      1.50% of 90% of Direct Costs, Architectural and Site Value         $130,545
    Construction Loan
    Interest
                      0.71% Per Month
                         18 Months
                     60.00% Average Outstanding Balance
                            of 90% of Direct Costs, Architectural and Site Value         $665,780
    Legal Fees and Closing Costs
                      2.50% of 90% of Direct Costs, Architectural and Site Value         $217,575
    Developer's General and Administrative Overhead
                      3.00% of 90% of Direct Costs, Architectural and Site Value         $261,090
    Developer's Entrepreneurial Profit
                     12.00% Direct Costs and Architectural                             $1,160,400
                                                                                    --------------
    Total Indirect Costs                                                                              $2,605,390

    Total Replacement Cost New                                                                       $11,105,390

    Add: Estimated Site Value
                                                                                                      $1,000,000
                                                                                                  ---------------

    Total                                                                                            $12,105,390

    ESTIMATED REPLACEMENT COST NEW                                                                   $12,000,000
=================================================================================================================


==================================================================================================================================
                                                    APARTMENT SALES SUMMARY
==================================================================================================================================
                                                                YEAR           NET
                                                                BUILT      RENTABLE SF
                                                 CASH           -----      -----------                       OVERALL
  SALE                            SALE        EQUIVALENT         NO.         AVERAGE        OCCUPANCY     CAPITALIZATION
  NO.       NAME/LOCATION         DATE        SALES PRICE       UNITS       UNIT SIZE        AT SALE           RATE          EGIM
==================================================================================================================================
   1     Woods of Earhart        3/1/95       $11,262,397      1977-79      173,472 SF         98%            8.70%          6.4
                                                               -------      ----------
         Ann Arbor, MI                                           216          803 SF

   2     Oak Village             Feb-95       $7,140,000        1953        378,000 SF         92%            12.68%         4.1
                                                                ----        ----------
         Westland, MI                                            315         1,200 SF

   3     Woodcrest Villa         Aug-94       $17,000,000       1970        425,200 SF         95%             N/A           N/A
                                                                ----        ----------
         Westland, MI                                            458          928 SF

   4     Glenwood Orchard        Jul-94       $3,450,000        1970        151,160 SF         93%            9.87%          N/A
                                                                ----        ----------
         Westland, MI                                            160          945 SF

   5     Cranbrook               Dec-93       $9,850,000       1981-86      179,000 SF         N/A             9.5%          N/A
                                                               -------      ----------
         Southfield, MI                                          204          877 SF

   6     Gateway                 Sep-93       $16,800,000       1973        380,328 SF         96%            9.13%          5.2
                                                                ----        ----------
         Farmington Hills, MI                                    424          897 SF

   7     Meadow Tree             Dec-92       $7,200,000        1974        313,000 SF         N/A            11.07%         N/A
                                                                ----        ----------
         Pittsfield Twp.,MI                                      336          931 SF

   8     Woodhaven Square        Jan-92       $3,060,000        1972        124,288 SF         N/A            9.41%          N/A
                                                                ----        ----------
         Woodhaven, MI                                           158          787 SF

==================================================================================================================================

=========================================
                      SALES     SALES
         OPERATING    PRICE     PRICE
  SALE    EXPENSE      PER       PER
  NO.      RATIO        SF       UNIT
=========================================
   1        44%       $64.92   $52,141



   2        48%       $18.89   $22,667



   3        N/A       $39.98   $37,118



   4        N/A       $22.82   $21,563



   5        N/A       $55.03   $48,204



   6        50%       $44.17   $39,623



   7        N/A       $23.00   $21,429



   8        N/A       $24.62   $19,368



=========================================

                                       Rental Comparisons
================================================================================
UNIT TYPE:ONE BEDROOM, ONE BATH

================================================================================

                                     NO. UNITS      AMENITY                      RENT PER      RENT PER
  COMP NO.            NAME           THIS TYPE      FEATURES      SIZE (SF)        UNIT           SF
===========================================================================================================
      3            Bayou Bend           12         Fireplace         500           $500          $1.00
                                                    Balcony
      5           The Corners           15          Mountain         650           $700          $1.08
                                                      View
      7            The Angles           10           Washer          700           $800          $1.14
                                                    Balcony


                                   ------------------------------------------------------------------------
                                       Range                         500           $500          $1.00
                                                                     700           $800          $1.14
                                      Subject                        750           $825          $1.10



===========================================================================================================
UNIT TYPE: TWO BEDROOM, TWO BATH

===========================================================================================================
                                     NO. UNITS      AMENITY                      RENT PER      RENT PER
  COMP NO.            NAME           THIS TYPE      FEATURES      SIZE (SF)        UNIT           SF
===========================================================================================================

      1            Vista View           10          Mountain         750           $600          $0.80
                                                      View
      2            Mona Lisa            12         Fireplace         800           $720          $0.90
      4              L'Apex              9          Balcony          900           $765          $0.85

                                   ------------------------------------------------------------------------
                                       Range                         750           $600          $0.80
                                                                     900           $765          $0.85
                                      Subject                        900           $800          $0.89



===========================================================================================================
UNIT TYPE: THREE BEDROOM, TWO BATH

===========================================================================================================
                                     NO. UNITS      AMENITY                      RENT PER      RENT PER
  COMP NO.            NAME           THIS TYPE      FEATURES      SIZE (SF)        UNIT           SF
===========================================================================================================




                                   ------------------------------------------------------------------------
                                       Range

                                      Subject
===========================================================================================================

====================================================================================================================================
                                                1993                    1994                 Owner's Budget         C&W Forecast
                                  ==================================================================================================
                                                 Per     Per             Per     Per              Per     Per            Per     Per
                                      Total     Unit     SF   Total     Unit     SF   Total      Unit     SF  Total     Unit     SF
====================================================================================================================================
   INCOME

                          Rental        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                           Other        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                                  --------------------------------------------------------------------------------------------------
   Effective Gross Income               $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00

   OPERATING EXPENSES

                      Management        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
        General & Administrative        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                Payroll/Benefits        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                       Utilities        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
           Advertising/Promotion        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
           Repairs & Maintenance        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                   Unit Reserves        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                           Other        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00

   FIXED EXPENSES

               Real Estate Taxes        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                       Insurance        $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00

   TOTAL EXPENSES                       $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00
                                  --------------------------------------------------------------------------------------------------

   NET OPERATING INCOME                 $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00    $0   $0.00

   RESERVES FOR REPLACEMENT             $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00   $74   $0.00

   CASH FLOW                            $0.00    $0    $0.00    $0.00   $0     $0.00    $0.00    $0     $0.00    $0.00 ($74)   $0.00
====================================================================================================================================

===============================================================
EXPENSE SUMMARY                    TOTAL    PER UNIT   PER SF

===============================================================
INCOME

1993                                  $0.00        $0    $0.00
1994                                  $0.00        $0    $0.00
1995 Budget                           $0.00        $0    $0.00
Annualized 1995 YTD

Forecast 1995 (1)                     $0.00        $0    $0.00
---------------------------------------------------------------
OPERATING EXPENSES

1993                                  $0.00        $0    $0.00
1994                                  $0.00        $0    $0.00
1995 Budget                           $0.00        $0    $0.00
Annualized 1995 YTD

Forecast 1995 (1)                     $0.00        $0    $0.00
---------------------------------------------------------------
(1) Annualized
===============================================================

                                Inc & Exp Summary

================================================================================
                                 NAME OF COMPLEX
================================================================================

Potential Rental Income:

Less:         Allowance for
              Vacancy/Collection Loss

Less:         Employee Units/Model Units

Effective Rental Income:

Plus:         Miscellaneous Income:

Effective Gross Income (EGI):                                  __________

Less:         Operating Expenses:
              Management Fee
              Administrative & General
              Payroll/Salaries
              Utilities
              Advertising/Promotion
              Repairs/Maintenance
              Unit Reserves

Less:         Fixed Expenses:
              Real Estate Taxes
              Insurance

NET OPERATING INCOME                                           __________

================================================================================

================================================================================

                          DISCOUNTED CASH FLOW ANALYSIS
                               BEGINNING MM/DD/YY

================================================================================


                                                                    YEAR 1     YEAR 2       YEAR 3      YEAR 4      YEAR 5
                                                             -----------------------------------------------------------------
      TOTAL RENTAL INCOME AT MARKET                              $2,181,600  $2,225,232   $2,314,241  $2,406,811  $2,503,083
      Less: Vacancy, Model Units
       & Collection Loss                                           $152,712    $155,766     $161,997    $168,477    $175,216
                                                             -----------------------------------------------------------------
      Effective Rental Income                                    $2,028,888  $2,069,466   $2,152,244  $2,238,334  $2,327,868
      Add:  Other Miscellaneous Income                              $50,722     $51,737      $53,806     $55,958     $58,197
                                                             -----------------------------------------------------------------
      EFFECTIVE GROSS INCOME                                     $2,079,610  $2,121,202   $2,206,051  $2,294,293  $2,386,064

      OPERATING EXPENSES:

      Management Fee                                               $103,981    $106,060     $110,303    $114,715    $119,303
      Administrative and General                                   $250,000    $260,000     $270,400    $281,216    $292,465
      Payroll/Salaries                                             $200,000    $208,000     $216,320    $224,973    $233,972
      Utilities                                                     $75,000     $78,000      $81,120     $84,365     $87,739
      Advertising/Promotion                                         $15,000     $15,600      $16,224     $16,873     $17,548
      Repairs and Maintenance                                      $125,000    $130,000     $135,200    $140,608    $146,232
      Reserves for Unit Replacement                                 $75,000     $78,000      $81,120     $84,365     $87,739
      FIXED EXPENSES

      Real Estate Taxes                                            $125,000    $130,000     $135,200    $140,608    $146,232
      Insurance                                                     $50,000     $52,000      $54,080     $56,243     $58,493
                                                             -----------------------------------------------------------------
      TOTAL OPERATING EXPENSES                                   $1,018,981  $1,057,660   $1,099,967  $1,143,965  $1,189,724

      NET OPERATING INCOME                                       $1,060,630  $1,063,542   $1,106,084  $1,150,327  $1,196,340

      CAPITAL RESERVES                 $0.15 Per SF                 $40,500     $42,120      $43,805     $45,557     $47,379
                                             Total (x NRA)
                                                             -----------------------------------------------------------------

      CASH FLOW AFTER CAPITAL RESERVES                           $1,020,130  $1,021,422   $1,062,279  $1,104,770  $1,148,961



      Annual Cash on Cash Return                                      8.50%       8.51%        8.85%       9.21%       9.57%



                                                            YEAR 6       YEAR 7      YEAR 8       YEAR 9       YEAR 10     YEAR 11
                                                          -------------------------------------------------------------------------
      TOTAL RENTAL INCOME AT MARKET                       $2,603,207  $2,707,335   $2,815,628   $2,928,254   $3,045,384  $3,167,199
      Less: Vacancy, Model Units
       & Collection Loss                                    $182,224    $189,513     $197,094     $204,978     $213,177    $221,704
                                                          -------------------------------------------------------------------------
      Effective Rental Income                             $2,420,982  $2,517,822   $2,618,534   $2,723,276   $2,832,207  $2,945,495
      Add:  Other Miscellaneous Income                       $60,525     $62,946      $65,463      $68,082      $70,805     $73,637
                                                          -------------------------------------------------------------------------
      EFFECTIVE GROSS INCOME                              $2,481,507  $2,580,767   $2,683,998   $2,791,358   $2,903,012  $3,019,132

      OPERATING EXPENSES:

      Management Fee                                        $124,075    $129,038     $134,200     $139,568     $145,151    $150,957
      Administrative and General                            $304,163    $316,330     $328,983     $342,142     $355,828    $370,061
      Payroll/Salaries                                      $243,331    $253,064     $263,186     $273,714     $284,662    $296,049
      Utilities                                              $91,249     $94,899      $98,695     $102,643     $106,748    $111,018
      Advertising/Promotion                                  $18,250     $18,980      $19,739      $20,529      $21,350     $22,204
      Repairs and Maintenance                               $152,082    $158,165     $164,491     $171,071     $177,914    $185,031
      Reserves for Unit Replacement                          $91,249     $94,899      $98,695     $102,643     $106,748    $111,018
      FIXED EXPENSES

      Real Estate Taxes                                     $152,082    $158,165     $164,491     $171,071     $177,914    $185,031
      Insurance                                              $60,833     $63,266      $65,797      $68,428      $71,166     $74,012
                                                          -------------------------------------------------------------------------
      TOTAL OPERATING EXPENSES                            $1,237,313  $1,286,805   $1,338,277   $1,391,809   $1,447,481  $1,505,380

      NET OPERATING INCOME                                $1,244,194  $1,293,962   $1,345,720   $1,399,549   $1,455,531  $1,513,752

      CAPITAL RESERVES                 $0.15 Per SF          $49,274     $51,245      $53,295      $55,427      $57,644     $59,950
                                             Total (x NRA)
                                                          -------------------------------------------------------------------------

      CASH FLOW AFTER CAPITAL RESERVES                    $1,194,920  $1,242,716   $1,292,425   $1,344,122   $1,397,887  $1,453,802
                                                                                                            $14,420,307
                                                                                                            (Reversion)

      Annual Cash on Cash Return                               9.96%      10.36%       10.77%       11.20%       11.65%



      -----------------------------------------------            -------------------------------------------------------------------
      CASH FLOW ASSUMPTIONS                                      VALUATION

      -----------------------------------------------            -------------------------------------------------------------------
      Number of Units                  300

      NRA (sf)                     270,000                       Discount Rate                            11.50%

      1994 Average Unit Rent/Month              $600             Terminal Capitalization Rate              9.50%
      Rental Growth Rate
                  Year 1 (Blended for Lag)      1.0%             Cost of Sale at Reversion                 2.00%
                  Year 2                        2.0%
                  Thereafter                    4.0%             Value of Cash Flow                   $6,873,365
      Vacancy & Collection Loss                 7.0%             Value of the Reversion               $4,855,409
                                                                                                 ----------------
      Miscellaneous Income (% of Gross)         2.5%             Total Value                         $11,728,774

      Expense Growth Rate                       4.0%
      Real Estate Tax Growth Rate               4.0%

      Management Fee (% of Gross)               5.0%             ESTIMATED MARKET VALUE                              $12,000,000
      Reserves for Unit Replacement             $250                       Per Unit                                      $40,000
                                                                          Overall Capitalization Rate (on NOI)             8.84%

================================================================================================================================

====================================================================================================================================
                                                            LAND SALES ADJUSTMENT TABLE
====================================================================================================================================

                                     PERCENTAGE ADJUSTMENTS                              PERCENTAGE ADJUSTMENTS
                             -----------------------------------                 ----------------------------------------
                   CASH
              EQUIVALENT                                                                     UTILITY/                     INDICATED
  SALE       SALES PRICE    PROPERTY    CONDITIONS      MARKET      ADJUSTED                PERMITTED        NET          VALUE PER
   NO.          PER SF       RIGHTS       OF SALE     CONDITIONS      PRICE     LOCATION     DENSITY      ADJUSTMENT        ACRE
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

===============================================================================
                   COST APPROACH SUMMARY
===============================================================================
Total Replacement Cost Including Developer's Overhead and Profit

LESS

Curable Physical Deterioration
Curable Functional Obsolescence
Incurable Functional Obsolescence
Subtotal

LESS

Physical Incurable Depreciation (Age-Life)
External Obsolescence
Total Depreciation

              Depreciated Replacement Cost New

ADD

Estimated Site Value
Total (Rounded to)

VALUE INDICATED BY COST APPROACH

===============================================================================